Exhibit 10.17
Execution Version

THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT
dated as of August 30, 2017 among
HAMILTON RE, LTD.,
as Borrower, and
UBS AG, STAMFORD BRANCH,
as Issuing Lender

TABLE OF CONTENTS
i

EXHIBITS:

EXHIBIT A	Form of Letter of Credit
EXHIBIT B	Form of Request for Issuance
EXHIBIT C	Form of Request for Modification
EXHIBIT D-1	Form of Closing Certificate
EXHIBIT D-2	Form of Additional Issuance and Modification Certificate

ANNEXES:

ANNEX A	Investment Guidelines
ii

This THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT (this “Agreement”), is dated as of August 30, 2017 and, amends and restates in its entirety the Second Amended and Restated Reimbursement Agreement dated as of December 2, 2016, among Hamilton Re, Ltd., (the “Borrower”) and UBS AG, Stamford Branch, as the issuing lender (such issuing lender or its successors or permitted assigns, the “Issuing Lender”), as amended on January 18, 2017 (the “Second Amended and Restated Reimbursement Agreement”).
WHEREAS, in consideration for the execution, delivery, and performance by the Borrower of its pledge of the Collateral Account and the assets held therein or credited thereto and its obligations under the Collateral Account Control Agreement and the Security Agreement, the Issuing Lender has agreed to issue the Letters of Credit for the account of the Borrower and for the benefit of the Account Beneficiaries from time to time designated by the Borrower;
WHEREAS, in consideration for the execution, delivery, and performance by the Issuing Lender of its obligations under this Agreement, the Borrower has agreed to reimburse promptly the Issuing Lender for any draws on the Letters of Credit in accordance with the terms of this Agreement; and
WHEREAS, the parties desire to amend and restate the Second Amended and Restated Reimbursement Agreement and the Issuing Lender is willing to amend and restate the Second Amended and Restated Reimbursement Agreement and to continue to issue Letters of Credit for the account of the Borrower and for the benefit of the Account Beneficiaries from time to time designated by the Borrower on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Borrower and the Issuing Lender agree that on and as of the date of this Agreement, the Second Amended and Restated Reimbursement Agreement is hereby amended and restated in its entirety, and shall remain in full force and effect as expressly set forth herein.
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Beneficiaries” means, collectively, the ceding companies identified by the Borrower that are approved by the Issuing Lender from time to time; provided, that, in each case, (x) account beneficiaries must be insurance companies and (y) Borrower shall have provided such additional information in respect of the proposed account beneficiary as Issuing Lender may require (each, an “Account Beneficiary”).
“Adjusted Market Value” means, with respect to the Collateral Fund Interest, the Net Asset Value of the Collateral Fund Interest as adjusted according to the haircuts described in the Investment Guidelines.

“Administrator” means, with respect to the Collateral Fund, Citco Fund Administration (Cayman Islands) Limited or an Affiliate thereof.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Agreement” has the meaning assigned to it in the preamble.
“Anticipated Fees on the Unused LOC Commitment” means, prior to the Availability Period End Date, an amount equal to the product of (i) and (ii), divided by (iii), where (i) is an amount equal to the sum of (x) and (y),
with (x) equal to the product of (a) and (b), with
(a) equal to the Tranche A LOC Commitment minus the outstanding Tranche A LOC Amount, and
(b) equal to the actual number of days during the period from and including the date of determination to and excluding the scheduled Tranche A Availability Period End Date, and (y) equal to the product of (c) and (d), with
(c) equal to the Tranche B LOC Commitment minus the outstanding Tranche B LOC Amount, and (d) equal to the actual number of days during the period from and including the date of determination to and excluding the scheduled Tranche B Availability Period End Date,
(ii) is 246 basis points per annum,
and (iii) is three hundred sixty (360) calendar days, each as determined by the Calculation Agent.
“Anti-Terrorism Laws” shall mean any applicable law, rule, regulation, executive order, decree, ordinance, rule or regulation related to terrorism financing or money laundering including, to the extent applicable, the USA Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Governmental Authority” has the meaning assigned to it in Section 2.04(a).
“Availability Period” means the period from and including the Closing Date to and excluding the Availability Period End Date; provided that the Availability Period may be suspended as provided in Section 2.09 or Article VII or extended as provided in Section 2.08.
“Availability Period End Date” means the latest of the Tranche A Availability Period End Date and the Tranche B Availability Period End Date. For the avoidance of doubt, any acceleration of the Availability Period End Date hereunder shall be an acceleration of both the Tranche A Availability Period End Date and the Tranche B Availability Period End Date.
“Availability Period Suspension” has the meaning assigned to it in Section 2.09.
“Availability Period Suspension Date” has the meaning assigned to it in Section 2.09.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning assigned to it in the preamble.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, London, or Bermuda are authorized or required by law to remain closed.
“Calculation Agent” has the meaning assigned to it in Section 8.02. “Capital Adequacy” has the meaning assigned to it in Section 2.04(b).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash” means immediately available funds denominated in Dollars.
“Cash Collateralization EOD” means an Event of Default resulting solely from (i) a default described in Section 7.01(o) by the Collateral Fund or a Strategy Fund (other than a default arising from or related to a failed payment or delivery, a bankruptcy or insolvency event, a violation of law or a breach of regulation or fiduciary duty or an event that could result in material reputational risk to the Issuing Lender or its Affiliate), (ii) a default, event of default, termination event, early prepayment event or other similar condition or event (however described) described in Section 7.01(p) in respect of the Collateral Fund or a Strategy Fund (other than a default, event of default, termination event, early prepayment event or other similar condition arising from or related to a failed payment or delivery, a bankruptcy or insolvency event, a violation of law or a breach of regulation or fiduciary duty or an event that could result in material reputational risk to the Issuing Lender or its Affiliate), (iii) a Collateral Level Breach or (iv) an event described in paragraph (iii) of the definition of Material Adverse Fund Event in respect of the Collateral Fund or a Strategy Fund, each as determined by the Calculation Agent. For the avoidance of doubt, upon the occurrence of an event that is both an Event of Default (other than a Cash Collateralization EOD) and a Cash Collateralization EOD, the Issuing Lender shall determine the categorization and treatment of such event hereunder in its sole discretion.
“Cash Equivalents” means U.S. treasuries or money market instruments that are acceptable to the Calculation Agent and held by a depository institution acceptable to the Calculation Agent.
“Closing Conditions” has the meaning assigned to it in Section 4.01.
“Closing Date” means January 2, 2014.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” has the meaning assigned to it in the Security Agreement.
“Collateral Account” means the securities account and the deposit account maintained for the Borrower by the Custodian pursuant to the Custody Agreement and subject to the Security Agreement and the Collateral Account Control Agreement, any other accounts established in respect of the Collateral, and any accounts in substitution therefor or in addition thereto.
“Collateral Account Control Agreement” means the Collateral Account Control Agreement dated as of December 31, 2013, among the Borrower, the Issuing Lender and the Custodian, relating to the control by the Issuing Lender of the Collateral Account, as amended from time to time.
“Collateral Fund” means Two Sigma Hamilton Fund, LLC.
“Collateral Fund Interest” means the entire interest of the Borrower in the Collateral Fund that is registered in the name of the Custodian for the benefit of the Borrower and credited to the Collateral Account.
“Collateral Level Breach” has the meaning assigned to it in Section 7.01(q).
“Compass Fund Family Feeder Funds” means Two Sigma Compass U.S. Fund, LP; Two Sigma Compass Cayman Fund, Ltd; Two Sigma Compass Enhanced U.S. Fund LP; Two Sigma Compass Enhanced Cayman Fund Ltd.;     and any other fund that delivers its investment strategy through membership interests in the Two Sigma Compass Master Fund, Ltd.
“Consent and Agreement” means the Amended and Restated Consent and Agreement dated as of December 29, 2014, by and among the Collateral Fund, Two Sigma Principals, LLC, its managing member, the Issuing Lender, the Borrower and the Custodian, as amended from time to time.

“Contingent Obligations” means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligation (a “primary obligation”) of any other Person in any manner, whether directly or indirectly, including without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds to the primary obligor or any other person at the request or on behalf of the primary obligor (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities and services primarily for the purposes of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term “Contingent Obligation” shall not include endorsements of checks for collection in deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the contingent obligor in good faith.
“Constituent Documents” means the constituent documents of an entity.
“Control,” “Controlled,” or “Controlling” mean, as the context requires, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Custodian” means The Bank of New York Mellon.
“Custodian’s Priority Indemnity Amount” means $1,000,000.
“Custody Agreement” means the custody agreement between the Borrower and the Custodian relating to the establishment and maintenance of the Collateral Account and the Collateral.
“Default” means any occurrence of any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time or both, would, unless cured or waived, be an Event of Default.
“Derivatives Transactions” means (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into in the financial markets and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or (iii) any combination of such transactions.
“Dollars” or “$” refers to lawful money of the United States of America.
“Drawn Rate” means, with respect to each LOC Reimbursement Obligation, (i) for the period from and including the date of the applicable LOC Disbursement to but excluding the relevant LOC Reimbursement Date, LIBOR plus 350 basis points per annum, and (ii) for the period from and including the relevant LOC Reimbursement Date to but excluding the date on which such LOC Reimbursement Obligation is paid in full, LIBOR plus 800 basis points per annum.
“Early Prepayment Event” means the occurrence of any of the following, as determined by the Calculation Agent:
(i)    the total Level 3 Assets of the Collateral Fund (determined on a look- through basis to the Strategy Funds) exceeds 5% of the total assets of the Collateral Fund;
(ii)    as of the end of any Business Day, either:
(A)    the ratio of STV GMV to the STV Strategy Allocation is greater than 13.00:1.00, or
(B)    the FTV Margin-to-Equity Ratio is greater than 55%;
(iii)    the Collateral Fund’s (A) STV Strategy Allocation is less than 52% or greater than 62% and/or (B) FTV Strategy Allocation is less than 38% or greater than 48% as of any date of measurement by the Administrator and is not cured by the scheduled date of delivery of the Administrator’s report under Section 5.01(a)(v);
(iv)    (A) a 20% or greater decline in the Collateral Fund’s “per share” Net Asset Value as of any day since the last day of the preceding calendar month compared to the Collateral Fund’s “per share” Net Asset Value as of any day since (and including) the last day of the preceding calendar month, (B) a 25% or greater decline in the Collateral Fund’s “per share” Net Asset Value as of any day since the last day of the third preceding calendar month compared to the Collateral Fund’s “per share” Net Asset Value as of any day since (and including) the last day of the third preceding calendar month; or (C) a 40% or greater decline in the Collateral Fund’s Net Asset Value as of any day since the last day of the twelfth preceding calendar month compared to the Collateral Fund’s Net Asset Value as of any day since (and including) the last day of the twelfth preceding calendar month; or
(v)    as of any Business Day, (x) the Collateral Fund fails to maintain a Net Asset Value in an amount equal to or greater than $400.0 million; (y) the Spectrum Fund Family Feeder Funds in the aggregate fail to maintain a Net Asset Value in an amount equal to or greater than $2.0 billion; or (z) the Compass Fund Family Feeder Funds in the aggregate fail to maintain a Net Asset Value in an amount equal to or greater than $1.5 billion.
For the avoidance of doubt, upon the occurrence of an event that is both an Early Prepayment Event and an Event of Default, the Issuing Lender shall determine the categorization and treatment of such event hereunder in its sole discretion.
“Eligible Bank” means a lender which is on the most current list of banks approved by the NAIC Securities Valuation Office and acting through the branch so listed.
“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) and subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (other than a Multiemployer Plan).
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, the Borrower or a Permitted Subsidiary, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.
“Events of Default” has the meaning assigned to it in Section 7.01.
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on net income (however denominated), franchise or branch profits Taxes, in each case, imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Issuing Lender, in which its applicable lending office is located or (b) U.S. federal withholding Tax that is attributable to the Issuing Lender’s failure to comply with Section 2.05(c) and (c) any U.S. federal withholding Taxes imposed by Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Facility Termination Date” means the first Business Day falling on or after the Availability Period End Date on which no further Letters of Credit remain outstanding and all amounts owed by the Borrower under the Transaction Documents have been paid in full.
“Fedwire Funds Service” means the funds transfer service operated by the Federal Reserve Banks of the United States.
“Final LOC Expiration Date” means the first Business Day falling on or after the Availability Period End Date on which no further Letters of Credit remain outstanding.

“FTV Margin-to-Equity Ratio” has the meaning assigned to it in the Investment Guidelines.
“FTV Strategy Allocation” means that share of the Collateral Fund’s capital invested directly or indirectly in FTV plus that portion of cash and Cash Equivalents held at the Collateral Fund allocated to FTV.
“Funding Costs” means all losses, reasonable out-of-pocket costs and reasonable out-of-pocket expenses (without duplication of any interest separately payable hereunder) incurred by the Issuing Lender as a result of the Borrower’s failure to pay any LOC Reimbursement Obligation on a LOC Reimbursement Date, but only to the extent such losses, costs or expenses relate to the funding of the related LOC Disbursement.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination consistently applied.
“GMV” means, with respect to the relevant positions, the sum of (i) Long Market Value of such positions plus (ii) the absolute value of Short Market Value of such positions.
“Governmental Authority” means any supranational authority, any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Hamilton Insurance Services” means Hamilton Insurance Services (Bermuda), Ltd., a services company and coverholder at Lloyd’s, established solely for the purposes of enabling Borrower’s underwriters to underwrite insurance business on behalf of Syndicate 3334 managed by the Borrower’s affiliate Hamilton Underwriting Limited.
“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Contingent Obligations, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) all obligations, contingent or otherwise, of such

Person in respect of bankers’ acceptances, (xi) obligations in respect of capital commitments and (xii) actual or contingent obligations of such Person in respect of Derivative Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to, any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning assigned to it in Section 8.05.
“Instrument” means an “Instrument” as defined in Section 9-102(a)(47) of the NY-UCC.
“Intended Tax Treatment” has the meaning assigned to it in Section 2.01(f).
“Investment Guidelines” means the investment guidelines set forth in Annex A hereto.
“Issuance Date” means, with respect to any Letter of Credit and subject to the terms, conditions and limitations set forth in this Agreement, any Business Day occurring during the Availability Period on which a Letter of Credit is issued or modified.
“Issuing Lender” has the meaning assigned to it in the preamble.
“Issuing Lender’s Maximum Potential Exposure” means, in respect of an Availability Period Suspension Date, the outstanding LOC Exposure plus the amount of any accrued interest, fees or other amounts owed or expected to be owed by the Borrower under the Transaction Documents. For the avoidance of doubt, expected interest and fees shall be equal to any interest and any LOC Fees that are expected to accrue during the period from and including the Availability Period Suspension Date to but excluding the date upon which the proceeds from such redemption request shall be delivered in full to the Collateral Account or such other account as designated by the Issuing Lender, all as determined by the Calculation Agent.
“Lender Counterparty” has the meaning assigned to it in Section 8.13.
“Letter of Credit” has the meaning assigned to it in Section 2.01(a).
“Level 3 Assets” has the meaning prescribed by the FASB Fair Value Measurement (topic 820), as may be supplemented or amended from time to time.
“LIBOR” means, for any date, a rate determined in accordance with the following provisions:
(a)    LIBOR for such date shall equal the offered rate for deposits in U.S. dollars having a three-month maturity, as determined by the Issuing Lender, which appears on the LIBOR Reference Page as of approximately 11:00 a.m. (London time) on the applicable LIBOR Determination Date.
(b)    If, on any LIBOR Determination Date, such rate does not appear on the LIBOR Reference Page, then LIBOR shall be determined by the Issuing Lender on the basis of the offered quotations of the Reference Bank to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity, by reference to quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date.
Notwithstanding the foregoing, LIBOR shall not be less than zero (0).
For purposes of clause (a) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point and for the purposes of clause (b) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second (1/32) of a percentage point. As used in this definition of LIBOR:
“LIBOR Determination Date” means, for any date, the second London Banking Day prior to such date.
“LIBOR Reference Page” means Reuters Page LIBOR01 (or such other page as may replace such Reuters Page LIBOR01 for purposes of displaying comparable rates).
“London Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.
“Reference Bank” means the London branch of UBS AG.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“LOC Amount” means (i) Tranche A LOC Amount plus (ii) Tranche B LOC Amount.
“LOC Commitment” means (i) Tranche A LOC Commitment plus (ii) Tranche B LOC Commitment.
“LOC Commitment Reduction Date” has the meaning assigned to it in Section 2.02(b).
“LOC Disbursement” means a payment made by the Issuing Lender pursuant to any Letter of Credit.

“LOC Exposure” means, with respect to any date of determination, the LOC Amount plus the aggregate outstanding amount of all LOC Reimbursement Obligations, as determined by the Calculation Agent.
“LOC Fees” means, on any date of determination, an amount equal to the product of (i), (ii) and (iii), divided by (iv), where
(i) is the sum of (x) plus (y) where
(x) is
(a) prior to the Tranche A Availability Period End Date, the Tranche A LOC Commitment,
(b) on and after the Tranche A Availability Period End Date, the daily average of the Tranche A LOC Amount during the period for which the LOC Fees are being calculated,
(y) is
(a) prior to the Tranche B Availability Period End Date, the Tranche B LOC Commitment and
(b) on or after the Tranche B Availability Period End Date, the daily average Tranche B LOC Amount during the period for which the LOC Fees are being calculated,
(ii) is 246 basis points per annum or, solely with respect to each day occurring during a Reduced Fee Cash Collateralization Period, 75 basis points per annum,
(iii) is the actual number of days during the period for which the LOC Fees are being calculated, and
(iv) is three hundred sixty (360) calendar days, each as determined by the Calculation Agent.
“LOC Reimbursement Date” means, with respect to any draw request delivered by any Account Beneficiary by the close of business for the Fedwire Funds Service, the later of (i) the first Business Day that is not less than thirty (30) calendar days after the date such draw request is delivered or (ii) the third (3rd) Business Day following the end of the calendar month in which the draw request is delivered.
“LOC Reimbursement Obligation” has the meaning assigned to it in Section 2.01(b).
“Long Market Value” means, with respect to a Person, the aggregate market value of long positions traded by the Strategy Funds in which such Person directly or indirectly invests, which shall be computed using the then-current market value of such positions as determined by the Calculation Agent in good faith and commercially reasonable manner; provided that, positions traded by FTV will be excluded from the computation of Long Market Value. In addition, positions in the following asset classes will be excluded from the definition of Long Market Value: (i) unencumbered cash held for cash management purposes, fully-paid-for US and non-US government bills, notes and bonds or other similar instruments used for cash management purposes; (ii) listed options, warrants and similar rights resulting from corporate actions in long positions in cash equities (“Excluded Positions”).
“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, property or financial condition of (A) the Borrower and its Subsidiaries (including, for the avoidance of doubt, the Permitted Subsidiaries) taken as a whole or (B) the Collateral Fund and its Subsidiaries taken as a whole, (ii) the ability of the Issuing Lender to enforce its rights and remedies under this Agreement and the other Transaction Documents, (iii) the ability of the Borrower or the Collateral Fund to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party or (iv) the binding nature, validity or enforceability of this Agreement or any other Transaction Document with respect to the Borrower or the Collateral Fund.
“Material Adverse Fund Event” means the occurrence of any of the following, as determined by the Calculation Agent:
(i)    (A) the investment manager, the custodian, the administrator, the auditor or prime broker of the Borrower, the Collateral Fund or any Strategy Fund shall resign or shall cease to act in such respective capacity, and solely with respect to a prime broker of a Strategy Fund such resignation or cessation could reasonably be expected to have a material adverse effect on the business, operations, assets, property or financial condition of such Strategy Fund and (B) the Collateral Fund or any Strategy Fund shall fail to immediately appoint a replacement reasonably acceptable to the Issuing Lender;
(ii)    one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (or an equivalent amount in another currency) shall be rendered against the Borrower, the Collateral Fund or any Strategy Fund or its Related Party, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach the Borrower’s assets to enforce any such judgment; or
(iii)    with respect to the Collateral Fund or any Strategy Fund, the occurrence of any of the following: (A) any material restriction or limitation on, or suspension or deferral of, withdrawals of partnership, membership, shareholder or similar interests (including but not limited to by the introduction or use of gates or side pockets or any restructure, reorganization or action that has a similar impact to a gate or side pocket), (B) any mandatory withdrawal of partnership, membership, shareholder or similar interests, (C) a distribution of assets other than cash, (D) a failure to determine the amount of proceeds payable to interest holders in connection with withdrawals of capital in accordance with their respective offering or other constitutional documents, or the application of a discount or haircut in respect of the payment of withdrawal proceeds, (E) an interruption, breakdown, suspension or deferral of the calculation of the value of partnership, membership, shareholder or similar interests, or (F) the imposition in whole or in part any charge or fee in respect of a redemption or subscription of partnership, membership, shareholder or similar interests.
“Maximum Lawful Amount” has the meaning assigned to it in Section 8.17.
“Minimum Collateral Value” means an amount equal to (i) 285.7% multiplied by (ii) (a) the sum of the LOC Exposure and the Custodian’s Priority Indemnity Amount, minus (b) the sum of the amount of Cash held in the Collateral Account and the Market Value of Cash Equivalents held in the Collateral Account. In no event shall the Minimum Collateral Value be less than zero.
“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) and subject to Title IV of ERISA or Section 412 of the Code.
“NAIC” means the National Association of Insurance Commissioners and any successor thereto.
“Net Asset Value” means as of any date of determination with respect to the Borrower, the Collateral Fund or a Strategy Fund, the result in Dollars of subtracting the total value of all liabilities of such party (including but not limited to the aggregate mark-to-market value of all trading positions constituting liabilities) from the total value of all assets of such party (including but not limited to cash, deposit accounts and instruments, securities, and the aggregate mark-to-market value of all trading positions constituting assets). For purposes of this computation, amounts denominated in a currency other than U.S. dollars shall be converted to U.S. dollars at the spot rate for such currency prevailing on the date of determination of the Net Asset Value. As of any day of determination of Net Asset Value, the Calculation Agent will utilize the most recent estimated or final value and/or performance information in respect of such day provided by or on behalf of the Borrower pursuant to the Reporting Requirements set forth in Section 5.01(a) herein; provided that if such information (i) is not timely provided or delivered to the Calculation Agent or (ii) in the Calculation Agent’s determination, does not appropriately reflect the net asset value of such party, the Calculation Agent shall determine the Net Asset Value of such party and such determination shall be the Net Asset Value for such date.
“NY-UCC” means the Uniform Commercial Code as in effect in the State of New York.
“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.
“Optional Cash Collateralization Commencement Date” has the meaning assigned to it in Section 2.10.
“Optional Cash Collateralization Notice” has the meaning assigned to it in Section 2.10.

“Optional Cash Collateralization Period” has the meaning assigned to it in Section 2.10.
“Optional Collateral Fund Interest Re-Collateralization Resumption Date” has the meaning assigned to it in Section 2.11.
“Other Taxes” means all present or future stamp, court or documentary, intangible, excise, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document.
“Out of Universe Positions” has the meaning assigned to it in the Investment Guidelines.
“Parent” means Hamilton Insurance Group, Ltd.
“PDF” means, when used in reference to notices via electronic mail attachment, portable document format or a similar electronic file format.
“Permitted Indebtedness” means Indebtedness of the Borrower not to exceed $525.0 million at any time.
“Permitted Liens” means: (i) Liens arising by operation of law, (ii) Liens imposed by law for Taxes or other governmental charges that are not yet due, (iii) Liens in favor of the Custodian in respect of custodial fees, each incurred or undertaken in the ordinary course of business and (iv) Liens in favor of the Issuing Lender created pursuant to the Security Documents.
“Permitted Subsidiaries” means each of Hamilton Insurance Services, Turing Re and any other entity as agreed in writing from time to time by the Issuing Lender and the Borrower.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Reduced Fee Cash Collateralization Period” means (a) the period from and including an Optional Cash Collateralization Commencement Date to but excluding the earlier of
(i) an Optional Collateral Fund Interest Re-Collateralization Resumption Date, (ii) the last Business Day that is not more than 60 days after such Optional Cash Collateralization Commencement Date or (iii) the day on which the Tranche A LOC Commitment and Tranche B LOC Commitment are reduced in whole and (b) the period from and including the day on which the Transactions are collateralized entirely by Cash following an Early Prepayment Event to but excluding the last Business Day that is not more than 60 days after such day.
“Reinsurance Agreement” means any agreement or arrangement whereby the Borrower, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company including any credit support agreement or arrangement in respect thereof.
“Related Parties” means, with respect to each Relevant Entity, its general partner, managing member, manager, investment adviser, trading advisor and/or any similar entity.
“Relevant Entities” means the Borrower, the Collateral Fund, each Permitted Subsidiary and each of the Strategy Funds.
“Request for Issuance” has the meaning assigned to it in Section 2.01(a)(ii)(A).
“Request for Modification” has the meaning assigned to it in Section 2.01(a)(iv)(A).
“Responsible Officer” of a Person means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person or any other person authorized to act on behalf of such Person from time to time. Any document delivered hereunder that is signed by a Responsible Officer of the applicable Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and other action on the part of the applicable Person, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the applicable Person.
“Restricted Payment” means, with respect to any Person, any dividend, redemption or other distribution (whether in cash, securities or other property) to an equity owner of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any equity interest of such person or of any option, warrant or other right to acquire any such equity interest.
“Secured Obligations” has the meaning assigned to it in the Security Agreement.
“Security Agreement” means the Amended and Restated Security Agreement dated as of December 29, 2014, between the Borrower and the Issuing Lender, as amended from time to time. The parties agree that all references to the Security Agreement in any Transaction Document (including, without limitation, the Collateral Account Control Agreement), shall be references to the amended and restated security agreement dated as of December 29, 2014, between the Borrower and the Issuing Lender, as amended from time to time.
“Security Documents” means the Security Agreement and the Collateral Account Control Agreement.
“Short Market Value” means, with respect to a Person, the aggregate market value of certain short positions traded by the Strategy Funds in which such Person directly or indirectly invests, which shall be computed using the then-current market value of such positions as determined by the Calculation Agent in good faith and commercially reasonable manner; provided that, positions traded by FTV will be excluded from the computation of Short Market Value. In addition, Excluded Positions (as defined in the definition of Long Market Value) will be excluded from the definition of Short Market Value.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Indebtedness” means any Indebtedness and any other obligation in respect of borrowed money.
“Specified Transactions” means any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between (i) the Borrower or the Collateral Fund or any Strategy Fund and (ii) the Issuing Lender or any of its Affiliates, in each case relating to any loan, extension of credit, prime brokerage transaction, repurchase or reverse repurchase transaction, securities lending transaction, Derivatives Transaction or any similar transaction.
“Spectrum Fund Family Feeder Funds” means Two Sigma Spectrum U.S. Fund, LP; Two Sigma Spectrum Cayman Fund, Ltd, and any other fund that delivers its investment strategy through membership interests in the Two Sigma Spectrum Fund, Ltd.
“Strategy Fund” means each of Two Sigma Spectrum Portfolio, LLC (“STV”) and Two Sigma Futures Portfolio, LLC (“FTV”).
“STV GMV” means the sum of (i) STV Long Market Value plus (ii) the absolute value of STV Short Market Value.
“STV Long Market Value” means, with respect to STV, the aggregate market value of long positions (exclusive of Excluded Positions) traded by STV corresponding to the Collateral Fund’s direct and indirect investments in STV, which shall be computed using the then-current market value of such positions as determined by the Calculation Agent in good faith and in a commercially reasonable manner.
“STV Short Market Value” means, with respect to STV, the aggregate market value of short positions (exclusive of Excluded Positions) traded by STV corresponding to the Collateral Fund’s direct and indirect investments in STV, which shall be computed using the then-current market value of such positions as determined by the Calculation Agent in good faith and in a commercially reasonable manner.

“STV Strategy Allocation” means that share of the Collateral Fund’s capital invested directly or indirectly in STV plus that portion of cash and Cash Equivalents held at the Collateral Fund allocated to STV.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the voting or economic interests are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, other charges or withholdings (including backup withholding) imposed by any Governmental Authority including penalties, interest and additions to tax imposed with respect thereto.
“Threshold Amount” means the lesser of $10.0 million or 2% of the Net Asset Value of the Borrower.
“Total Shareholder’s Equity” means, with respect to the Borrower, the sum of (i) Borrower’s capital stock (including preferred stock) outstanding taken at par value, (ii) the amount of its share premium account, and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with GAAP.
“Tranche A Availability Period End Date” means 31 October 2017, or if such date is not a Business Day, the next succeeding Business Day.
“Tranche A Letters of Credit” means Letters of Credit that (i) were issued prior to the Tranche A Availability Period End Date, (ii) have an aggregate LOC Amount at the time of issuance of less than or equal to the Tranche A LOC Commitment and (iii) have not been extended on or after the Tranche A Availability Period End Date.
“Tranche A LOC Amount” means the aggregate issued and outstanding face amounts of all Tranche A Letters of Credit remaining undrawn at any time and from time to time, as determined by the Calculation Agent.
“Tranche A LOC Commitment” is equal to $75,000,000.
“Tranche A LOC Exposure” means, with respect to any date of determination, the Tranche A LOC Amount plus the aggregate outstanding amount of all LOC Reimbursement Obligations related to the Tranche A Letters of Credit, as determined by the Calculation Agent.
“Tranche B Availability Period End Date” means 31 October 2018, or if such date is not a Business Day, the next succeeding Business Day.
“Tranche B Letter of Credit” means each Letter of Credit that either (i) was issued prior to the Tranche A Availability Period End Date and, together with all previously issued and outstanding Letters of Credit, have an aggregate LOC Amount at the time of issuance greater than the Tranche A LOC Commitment (or, at the Borrower’s election, $65,000,000) and is not a Tranche A Letter of Credit, or (ii) was issued or extended on or after the Tranche A Availability

Period End Date but prior to the Tranche B Availability Period End Date, or (iii) is a Tranche A Letter of Credit that has been amended to increase the LOC Amount, resulting in all issued and outstanding Tranche A Letters of Credit having an aggregate LOC Amount that is greater than the Tranche A LOC Commitment, in which case such Tranche A Letter of Credit shall be re- designated as a Tranche B Letter of Credit.
“Tranche B LOC Amount” means the aggregate issued and outstanding face amounts of all Tranche B Letters of Credit remaining undrawn at any time and from time to time, as determined by the Calculation Agent.
“Tranche B LOC Commitment” is equal to $50,000,000.
“Tranche B LOC Exposure” means, with respect to any date of determination, the Tranche B LOC Amount plus the aggregate outstanding amount of all LOC Reimbursement Obligations related to the Tranche B Letters of Credit, as determined by the Calculation Agent.
“Transaction Documents” means collectively, this Agreement, the Letters of Credit, the Collateral Account Control Agreement, the Consent and Agreement and the Security Agreement, as the same may be amended, modified or supplemented from time to time.
“Transactions” means the execution, delivery and performance by the parties to this Agreement and the other Transaction Documents and all certificates and other documents contemplated in connection therewith.
“Turing Re” means Turing Re, Ltd., a Subsidiary of the Borrower, and an entity established solely for the purposes of entering into agreements with the Borrower in which Turing Re indemnifies the Borrower against all or a portion of the insurance or reinsurance risks underwritten by the Borrower solely out of assets contributed by third party capital providers and held in a trust account.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).
Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iii) the word “from” in connection with a time period means “from and including” and the word “until” means “to but not including”, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) all references to agreements, documents, guidelines or instruments, laws, rules, regulations or orders shall be to the same as amended, modified or supplemented from time to time, and at any time, except as otherwise provided herein.
Section 1.03 Accounting Terms.    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.
ARTICLE II
LETTERS OF CREDIT FACILITY
Section 2.01    Letters of Credit Facility.
(a)    Issuance; Form of Letters of Credit; Modifications; Limitations.
(i)    Letters of Credit. Subject to the terms and conditions hereinafter set forth and to the prior satisfaction (or waiver by the Issuing Lender in its sole discretion) of the Closing Conditions, the Issuing Lender agrees (A) during the Availability Period and upon the written request of the Borrower in the form of a Request for Issuance appropriately completed in accordance with the terms thereof and Section 2.01(a)(ii), to issue one or more letters of credit hereunder, substantially in the form attached hereto as Exhibit A on the relevant Issuance Dates to the Account Beneficiary or Account Beneficiaries designated by the Borrower (each such letter of credit issued by the Issuing Lender, a “Letter of Credit”, and collectively, the “Letters of Credit”), in each case with an initial expiry date of no later than one (1) calendar year and five (5) Business Days from the Issuance Date (subject to automatic renewal in accordance with the terms thereof) and (B) to honor drawings by the relevant Account Beneficiary under each outstanding Letter of Credit; provided that, notwithstanding the foregoing, a Tranche A Letter of Credit expiry date shall be no later than one year after the Tranche A Availability Period End Date and a Tranche B Letter of Credit expiry date shall be no later than one year after the Tranche B Availability Period End Date. For record-keeping purposes, all Letters of Credit issued by the Issuing Lender shall be designated as Tranche A Letters of Credit or Tranche B Letters of Credit. In the event that the issuance of a single Letter of Credit would result in the aggregate LOC Amount of all Letters of Credit at the time of such issuance exceeding the Tranche A LOC Commitment, the Issuing Lender may choose to (a) issue two separate Letters of Credit, comprised of a Tranche A Letter of Credit (with a face amount that, when added to the face amount of all other Tranche A Letters of Credit, results in a LOC Amount equal to the Tranche A LOC Commitment attributable to all Tranche A Letters of Credit) and a Tranche B Letter of Credit (with a face amount equal to the LOC Amount attributable to all Letters of Credit in excess of the Tranche A LOC Commitment) or (b) issue a single Tranche B Letter of Credit. Except as set forth in the preceding sentence, no Tranche B Letters of Credit will be issued prior to the Tranche A Availability Period End Date unless and until the LOC Amount attributable to issued and outstanding Tranche A Letters of Credit is equal to the Tranche A LOC Commitment or, at the Borrower’s election in order to maintain the ability to amend the terms of Tranche A Letters of Credit already issued, $65,000,000. Subject to Section 2.08, no Tranche A Letter of Credit will be issued after the Tranche A Availability Period End Date and no Tranche B Letter of Credit will be issued after the Tranche B Availability Period End Date. Notwithstanding the foregoing, in the event that any Tranche A Letters of Credit are expiring on a date after the Tranche A Availability Period End Date, such Tranche A Letter of Credit, subject to the terms and conditions set forth in this Agreement, shall be automatically renewed as a Tranche B Letter of Credit so long the Tranche B LOC Exposure will not exceed the Tranche B LOC Commitment as a result of such renewal. Any Tranche A Letters of Credit outstanding on the effective date of this Agreement shall continue to be Tranche A Letters of Credit and any Tranche B Letters of Credit outstanding on the effective date of this Agreement shall continue to be Tranche B Letters of Credit.
(ii)    Issuance Procedures.
(A)    The Borrower shall notify the Issuing Lender of any Letters of Credit to be issued by the delivery to the Issuing Lender of a written request for issuance in the form attached as Exhibit B (each, a “Request for Issuance”), appropriately completed and signed by a Responsible Officer of the Borrower. Such Request for Issuance (1) may not be delivered prior to the Closing Date, (2) must be received by the Issuing Lender not later than 5:00 p.m. Eastern Time on the tenth (10th) Business Day prior to the applicable Issuance Date (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) and (3) shall specify, in form and detail reasonably satisfactory to the Issuing Lender: (I) the proposed Issuance Date of the requested Letter of Credit; (II) the face amount thereof; (III) the name and address of the Account Beneficiary to whom such Letter of Credit is to be issued; (IV) the documents, if any, to be presented by the Account Beneficiary in case of any drawing thereunder; and (V) such other matters as the Issuing Lender may reasonably require. Additionally, the Borrower shall furnish to the Issuing Lender such other documents and information pertaining to such requested Letter of Credit issuance as the Issuing Lender may reasonably require.
(B)    Unless the Issuing Lender has determined that one or more applicable conditions contained in Section 4.02 have not then been satisfied, then, subject to the terms and conditions hereof and of the other Transaction Documents, the Issuing Lender shall, on the requested Issuance Date, issue the applicable Letter of Credit to the applicable Account Beneficiary and for the account of the Borrower, in each case, as designated by the Borrower in accordance with the terms of this Agreement.
(iii)    Form of Letters of Credit. Each Letter of Credit shall (A) be denominated in Dollars, (B) be issued on a Business Day, (C) have an initial expiry date that is no later than one (1) calendar year and five (5) Business Days from the Issuance Date and (D) shall be deemed automatically extended without amendment for one (1) calendar year from each expiry date, unless, at least thirty (30) days (or, in the case of a Letter of Credit issued to an Account Beneficiary domiciled in the state of Texas, Illinois or New York, sixty (60) days) prior to any expiration date, the Issuing Lender shall notify the Borrower and the Account Beneficiary in writing that it elects not to extend a Letter of Credit for any such additional period. The parties may agree in writing to alter the required notice period for an election not to extend Letters of Credit in a manner appropriate to reflect laws or regulations applicable to particular Account Beneficiaries or categories of Account Beneficiaries. Each Letter of Credit shall be issued directly to an Account Beneficiary for the account of the Borrower and the Borrower agrees that each such Letter of Credit shall be utilized in accordance with the terms and conditions applicable to it herein. For the avoidance of doubt, in the event that the Issuing Lender elects not to extend the expiry date of any Letter of Credit in accordance with the terms thereof, such election shall not be considered to be a failure by the Issuing Lender to comply with its commitment set forth in Section 2.01(a). For the avoidance of doubt, Letters of Credit issued during the Availability Period may have an effective date no earlier than the last day of the immediately preceding calendar quarter.
(iv)    Modification Procedures.
(A)    Upon receipt of a request in accordance with this Section 2.01(a)(iv), the Issuing Lender may, in its sole discretion, agree to modify the Letter of Credit. The Borrower shall notify the Issuing Lender of any requests to modify any Letters of Credit by the delivery to the Issuing Lender of a written request for amendment in the form attached as Exhibit C (each, a “Request for Modification”), appropriately completed and signed by a Responsible Officer of the Borrower. Such Request for Modification must be received by the Issuing Lender not later than 5:00 p.m. Eastern Time on the tenth (10th) Business Day prior to the applicable date of modification (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion). Such Request for Modification shall specify, in form and detail reasonably satisfactory to the Issuing Lender: (I) the Letter of Credit to be modified; (II) the proposed modification to the face amount thereof; (III) the proposed effective date of modification thereof, which shall be a Business Day; and (IV) such other matters as the Issuing Lender may reasonably require. Additionally, the Borrower shall furnish to the Issuing Lender such other documents and information pertaining to such modification as the Issuing Lender may reasonably require.
(B)    As soon as practicable after receipt of any Request for Modification, then, subject to the terms and conditions hereof and of the other Transaction Documents, the Issuing Lender shall, on the requested date, make such modification to the Letter of Credit in respect of the applicable Account Beneficiary and for the account of the Borrower, in each case, as designated by the Borrower in accordance with the terms of this Agreement.
(v)    Limitations on Issuance and Modification.
(A)    Notwithstanding anything to the contrary contained in this Agreement, the Issuing Lender shall not be required to issue or modify any Letter of Credit if, after giving effect thereto, (1) (a) if the Letter of Credit is a Tranche A Letter of Credit the Tranche A LOC Exposure exceeds the Tranche A LOC Commitment, or (b) if the Letter of Credit is a Tranche B Letter of Credit the Tranche B LOC Exposure exceeds the Tranche B LOC Commitment, (2) more than eighty (80) Letters of Credit are outstanding, (3) any Early Prepayment Event, Default or Event of Default has occurred and is continuing, (4) the Issuing Lender has not been fully reimbursed in accordance with Section 2.01(b) below (unless such condition is waived by the Issuing Lender in its sole discretion); or (5) in respect of an individual Letter of Credit, one (1) amendment has already been made in accordance with Section 2.01(a)(iv) to that individual Letter of Credit during the then-current calendar quarter. Each request by the Borrower for the issuance or modification of any Letter of Credit shall be deemed to be a representation by the Borrower that such issuance or modification complies with the conditions set forth in the immediately preceding sentence.

(B)    Notwithstanding anything to the contrary contained in this Agreement, the Issuing Lender shall not be under any obligation to permit any issuance or modification if (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from permitting such issuance or modification; (2) any law, rule or regulation (including anti-money laundering rules and regulations, whether pursuant to the USA Patriot Act or otherwise) applicable to the Issuing Lender, or any requirement or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or require that the Issuing Lender refrain from, the issuance or modification of letters of credit generally or such Letter of Credit, as applicable, in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender, as applicable, is not otherwise compensated hereunder) not in effect on the Closing Date; or (3) the Borrower has failed to pay the Issuing Lender, as applicable, the amounts due to such party pursuant to Section 2.04(a).
(b)    Reimbursement of LOC Disbursements; Funding Costs; Approvals. If the Issuing Lender shall receive a sight draft in respect of any Letter of Credit from any Account Beneficiary, the Borrower unconditionally agrees to reimburse the Issuing Lender for the full amount of the requested disbursement (each, an “LOC Reimbursement Obligation”), on or prior to the applicable LOC Reimbursement Date (subject to Section 7.01(a)). The Borrower agrees to pay to the Issuing Lender all Funding Costs and all interest on the unpaid amount of any LOC Reimbursement Obligation as provided in Section 2.01(e) on the date the LOC Reimbursement Obligation is paid or within three (3) Business Days after demand from time to time by the Issuing Lender.
(c)    Obligations Absolute. Notwithstanding anything herein to the contrary, the obligation of the Issuing Lender to make payment of any draw on any Letter of Credit, as applicable, in strict compliance with its terms will not be subject to any conditions or qualifications not expressly included and set forth in such Letter of Credit, as applicable, including any action or failure to act or to make any payment by any Lender Counterparty. The LOC Reimbursement Obligation of the Borrower shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)    any lack of validity or enforceability of any Letter of Credit, or this Agreement, or any term or provision therein;
(ii)    any amendment, modification or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;
(iii)    the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the Issuing Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv)    any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    payment by the Issuing Lender under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
(vi)    any other act or omission to act or delay of any kind of the Issuing Lender or any other Person to perform any obligation under any Letter of Credit or any release of any such obligation, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.01, constitute a legal or equitable discharge of the obligations of the Borrower hereunder.
Without limiting the rights of the Account Beneficiaries to draw on any Letter of Credit, none of the Issuing Lender nor any of their respective Affiliated Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder because of any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any sight draft or any other document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided, that the foregoing shall not be construed to excuse the Issuing Lender or any of their respective Affiliated Parties from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under any Letter of Credit comply with the terms hereof. The parties hereto expressly agree that the Issuing Lender shall have exercised the agreed standard of care in the absence of any bad faith, gross negligence or willful misconduct on the part of the Issuing Lender.
(d)    Draw and LOC Disbursement Procedures.
(i)    Letter of Credit Draws. The Issuing Lender (A) shall, promptly upon its receipt of a sight draft, examine the sight draft purporting to represent a demand for payment under any Letter of Credit and (B) shall promptly notify the Borrower by electronic mail whether the Issuing Lender will make an LOC Disbursement in respect of the related Letter of Credit (without, for the avoidance of doubt, relieving the Issuing Lender of any obligation to make an LOC Disbursement) and the Issuing Lender in turn will make an LOC Disbursement in respect of the Letter of Credit; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its LOC Reimbursement Obligations, if applicable.
(ii)    LOC Disbursement Procedures. Without limiting any other provisions of this Agreement, the parties agree that, with respect to any sight draft presented in respect of any Letter of Credit, the Issuing Lender may, in its sole discretion, either (A) make payment upon such sight draft without responsibility for further investigation, regardless of any notice or information to the contrary, or (B) refuse to make payment upon such sight draft if such document is not in strict compliance with the terms of any Letter of Credit. For the avoidance of doubt, delivery of a sight draft strictly adhering to the requirements of any Letter of Credit shall be the sole conditions to a draw under such Letter of Credit and, the Issuing Lender shall, promptly (but in no event later than three (3) Business Days) following its receipt of such sight draft, honor the related draw under such Letter of Credit.
(e)    Interest. The Borrower unconditionally agrees to pay to the Issuing Lender interest on the unpaid amount of each LOC Reimbursement Obligation, for the period from and including the date of the applicable LOC Disbursement to but excluding the date on which such LOC Reimbursement Obligation is paid in full, at the Drawn Rate. Interest accrued in respect of any LOC Reimbursement Obligation shall be payable on the date the LOC Reimbursement Obligation is paid or within three (3) Business Days after demand from time to time by the Issuing Lender.
(f)    Intended Tax Treatment. All parties to this Agreement covenant and agree to treat any drawing on any Letter of Credit under this Agreement as debt of the Borrower to the Issuing Lender for all federal income Tax purposes (the “Intended Tax Treatment”). All parties to this Agreement agree not to take any position on any Tax return inconsistent with the Intended Tax Treatment.
Section 2.02    Termination of the Letters of Credit; Reduction of the LOC Commitment.
(a)    Termination of the Letters of Credit.
(i)    Each Letter of Credit shall terminate on the earliest to occur of (A) the return by the Account Beneficiary of such Letter of Credit, (B) the termination of such Letter of Credit in accordance with Section 2.02(b), (C) the drawing of one hundred percent (100%) of such Letter of Credit and (D) its expiry date.
(ii)    The Borrower may, subject to the surrender to the Issuing Lender of the related Letter of Credit by the applicable Account Beneficiary, at any time, by giving at least three (3) Business Days’ prior written notice to the Issuing Lender, terminate such Letter of Credit.
(b)    Early Reduction of the LOC Commitment. The Borrower may, at its election, reduce the Tranche A LOC Commitment or the Tranche B LOC Commitment in whole or in part prior to the Tranche A Availability Period End Date or Tranche B Availability Period End Date, as applicable, upon delivery by the Borrower of at least three (3) Business Days’ prior written notice to the Issuing Lender; provided, that outstanding Tranche A Letters of Credit or Tranche B Letters of Credit, as applicable, have been terminated on or prior to that date that is one Business Day prior to the proposed early reduction date (the “LOC Commitment Reduction Date”) to the extent necessary so that the Tranche A LOC Exposure or Tranche B LOC Exposure is less than or equal to the reduced Tranche A LOC Commitment or the reduced Tranche B LOC Commitment, as applicable. On any such LOC Commitment Reduction Date pursuant to this Section 2.02(b), all amounts due to the Issuing Lender in respect of the reduced LOC Commitment (included any accrued and unpaid interest) shall be paid in full. For the avoidance of doubt, unpaid interest shall include LOC Fees that would have been owed in respect of the amount by which the LOC Commitment was reduced from the LOC Commitment Reduction Date to the scheduled Tranche A Availability Period End Date or Tranche B Availability Period End Date, as applicable (such anticipated LOC Fees, the “LOC Fees Make-Whole Amount”). Notwithstanding the foregoing, (i) in the event of an election by the Borrower to reduce in whole the Tranche A LOC Commitment and Tranche B LOC Commitment occurring on or after the last day of a Reduced Fee Cash Collateralization Period and where (x) the Transactions are collateralized entirely by Cash and (y) no Early Prepayment Event, Default or Event of Default has occurred and is continuing, the LOC Fees Make-Whole Amount will be determined by reference to a period not to exceed ninety (90) days and (ii) in the event of an election by the Borrower to reduce in whole the Tranche A LOC Commitment and Tranche B LOC Commitment occurring after a rejection by the Issuing Lender of a request to re-collateralize the Transactions with Collateral Fund Interests pursuant to Section 2.11, the LOC Fees Make-Whole Amount will be zero.
(c)    Notices. Each notice delivered by the Borrower in accordance with this Section 2.02 shall be irrevocable. Any termination of any Letter of Credit in accordance with this Section 2.02 shall result in a corresponding termination of the related Letter of Credit and shall, in each case, be permanent.
Section 2.03    LOC Fees.
(a)    The Borrower agrees to pay to the Issuing Lender, from the Closing Date until the Final LOC Expiration Date, the applicable LOC Fees. For the avoidance of doubt, the LOC Fees shall continue to be payable in the event of a suspension of the Availability Period as described herein.
(b)    The Borrower agrees to pay all amounts owed in connection with the issuance and maintenance of the Letters of Credit required to be made hereunder to the Issuing Lender. This shall include a $350 issuance fee for each and every Letter of Credit issued, a $350 amendment fee for each and every amendment for a specific Letter of Credit.
(c)    The LOC Fees shall be paid quarterly in arrears within ten (10) calendar days following the end of each calendar quarter, in immediately available funds, to the Issuing Lender; provided, that the last LOC Fees payment date shall be the Final LOC Expiration Date. The Issuing Lender shall send an invoice to the Borrower in respect of each such payment.
(d)    In the event that the Availability Period terminates in whole or in part prior to the Availability Period End Date for any reason, an early termination fee shall be immediately payable on the date of such termination in an amount equal to the LOC Fees that would have been due from the Borrower with respect to the LOC Commitment from the date the Availability Period is terminated to the previously scheduled Availability Period End Date.
(e)    If (i) any Tranche A Letter of Credit outstanding as of the Tranche A Availability Period End Date terminates for any reason (other than due to the termination of any Reinsurance Agreements) after the Tranche A Availability Period End Date (but prior to its expiry date) or (ii) any Tranche B Letter of Credit outstanding as of the Tranche B Availability Period End Date terminates for any reason (other than due to the termination of any Reinsurance Agreements) after the Tranche B Availability Period End Date (but prior to its expiry date), an early termination fee shall be immediately payable at such time in an amount equal to the LOC Fees that would have been due from the Borrower with respect to the terminated Letter of Credit from the date of its termination to its expiry date.
Section 2.04    Yield Protection.
(a)    Increased Costs. In the event that by reason of any change after the Closing Date in applicable law, rule or regulation of any Swiss Governmental Authority with authority over Swiss banks or any U.S. Governmental Authority with authority over non-U.S. banks with U.S. banking business (each, an “Applicable Governmental Authority”) or in the interpretation thereof by any Applicable Governmental Authority charged with the administration, application, interpretation or implementation thereof, or by reason of the adoption or enactment, as of and following the Closing Date, of any requirement or directive (whether or not having the force of law) of any such Applicable Governmental Authority with respect to this Agreement (including, without limitation, (i) in connection with the Dodd-Frank Wall Street Reform and consumer Protection Act or (ii) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority)) that shall subject UBS AG, Stamford Branch, in its capacity as Issuing Lender, or their respective Controlling Persons to any Taxes, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever with respect to the Letters of Credit or this Agreement or any other Transaction Document, or change the basis of taxation of UBS AG, Stamford Branch, in its capacity as Issuing Lender, with respect to any amounts payable under this Agreement or any other Transaction Document (in either case, except for Indemnified Taxes or Other Taxes indemnifiable under Section 2.05 and the imposition of, or any change in the rate of, Taxes described in clauses (c) and (d) of the definition of Excluded Tax payable by the Issuing Lender); and if any of the above-mentioned measures, events or circumstances shall result in an increase in the cost to UBS AG, Stamford Branch, in its capacity as Issuing Lender, of making, issuing, maintaining, amending or funding the Letters of Credit, or taking any other action with respect to the Letters of Credit, in each case, as contemplated under this Agreement, or a reduction in the amount of principal or interest or LOC Fees received or receivable by UBS AG, Stamford Branch, in its capacity as Issuing Lender, in respect thereof, the Borrower agrees to pay to UBS AG, Stamford Branch, in its capacity as Issuing Lender, as applicable, an amount equal to such additional cost, reduction, other loss or damage or foregone interest or other amount; provided, however, that UBS AG, Stamford Branch, in its capacity as Issuing Lender, as applicable, shall only exercise its rights under this Section 2.04(a) if it exercises such rights under all other similar transactions to which it is a party.
(b)    Capital Requirements. In the event that UBS AG, Stamford Branch, in its capacity as Issuing Lender, shall have determined, after the Closing Date, a change in, or any introduction, implementation or adoption of, any applicable law, rule or regulation of an Applicable Governmental Authority regarding capital adequacy, liquidity requirements, capital maintenance, solvency, reserves, weighting, foreign claims of deposits or other similar matters (hereafter “Capital Adequacy”) or any change in the interpretation, implementation or administration thereof by any Applicable Governmental Authority, charged with the interpretation or administration thereof, or any requirement or directive regarding Capital

Adequacy (whether or not having the force of law) of any Applicable Governmental Authority (including, without limitation, (i) in connection with the Dodd-Frank Wall Street Reform and consumer Protection Act or (ii) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority)), has or would have the effect of reducing the rate of return on capital of UBS AG, Stamford Branch, in its capacity as Issuing Lender or their respective Controlling Persons as a consequence of the obligations of UBS AG, Stamford Branch, in its capacity as Issuing Lender, under or with respect to this Agreement, the Letters of Credit, as applicable, to a level below that which UBS AG, Stamford Branch, in its capacity as Issuing Lender or their respective Controlling Persons could have achieved but for such introduction, adoption, change, request or directive (taking into consideration the policies of UBS AG, Stamford Branch, in its capacity as Issuing Lender or their respective Controlling Persons with respect to Capital Adequacy) (in any case other than with respect to such a change or proposed change regarding Taxes, the consequences of which are addressed in Section 2.04(a)), the Borrower agrees to pay to UBS AG, Stamford Branch, in its capacity as Issuing Lender, as applicable, such additional amount or amounts as will compensate UBS AG, Stamford Branch, in its capacity as Issuing Lender or their respective Controlling Persons for such reduction; provided, however, that UBS AG, Stamford Branch, in its capacity as Issuing Lender, as applicable, shall only exercise its rights under Section 2.04(b) if it exercises such rights under all other similar transactions to which it is a party. The Issuing Lender shall describe its allocation of these additional amounts to this Agreement in reasonable detail.
(c)    Requests for Compensation. UBS AG, Stamford Branch, in its capacity as Issuing Lender, will promptly notify the Borrower of any event of which it has actual knowledge entitling UBS AG, Stamford Branch, in its capacity as Issuing Lender, to compensation and the amount of such compensation as set forth in this Section 2.04 and the Borrower shall compensate UBS AG, Stamford Branch, in its capacity as Issuing Lender, as applicable, within thirty (30) calendar days of such demand being made by UBS AG, Stamford Branch, in its capacity as Issuing Lender, as applicable; provided, that the Borrower shall be responsible for compliance herewith and the payment of increased costs or other amounts under this Section 2.04 only to the extent that any change in law, rule, regulation, interpretation or administration giving rise thereto occurs after the Closing Date. UBS AG, Stamford Branch, in its capacity as Issuing Lender, shall furnish to the Borrower a certificate setting forth the basis, amount and calculation of each request by such party for compensation under this Section 2.04. Failure or delay on the part of UBS AG, Stamford Branch, in its capacity as Issuing Lender, to demand compensation pursuant to this Section 2.04 shall not constitute a waiver of the right of UBS AG, Stamford Branch, in its capacity as Issuing Lender, to demand such compensation; provided, that the Borrower shall not be required to compensate UBS AG, Stamford Branch, in its capacity as Issuing Lender, pursuant to this Section 2.04 for any increased costs incurred or reductions suffered or other loss, damage, foregone interest or amount suffered more than ninety (90) calendar days prior to the date that UBS AG, Stamford Branch, in its capacity as Issuing Lender, notifies the Borrower of the change in law, rule, regulation, interpretation or administration giving rise to such increased costs or reductions or other loss, damage, foregone interest or amount suffered and of the intention of UBS AG, Stamford Branch, in its capacity as Issuing Lender, to claim compensation thereof (except that, if the change in law, rule, regulation, interpretation or administration giving rise to such increased costs or reductions is retroactive, then the ninety (90) calendar day period referred to above shall be extended to include the period of retroactive effect thereof). For the avoidance of doubt, the Borrower shall have no liability under this Section 2.04 for any change in reserve, Tax, capital adequacy and other requirements of law or related to the imposition of or change in withholding or other Taxes until such change has become effective and the Issuing Lender, as applicable, is liable for and otherwise subject to increased costs, reductions or other amounts.
(d)    UBS AG, Stamford Branch, in its capacity as Issuing Lender, shall use reasonable efforts (consistent with its internal policy applied on a non-discriminatory basis and legal and regulatory restrictions) to designate a different existing office that is an Eligible Bank for purposes of this Agreement or to take other appropriate actions if such designations or actions, as the case may be, will avoid the need for or relieve, the amount of, any increased costs of, any amounts payable or otherwise payable under this Section 2.04 and will not, in the reasonable opinion of UBS AG, Stamford Branch, in its capacity as Issuing Lender, as applicable, be otherwise disadvantageous to UBS AG, Stamford Branch, in its capacity as Issuing Lender. Reasonable out-of-pocket costs and expenses of such mitigation shall be at the expense of Borrower; provided, that UBS AG, Stamford Branch, in its capacity as Issuing Lender, shall not incur any such costs and expenses without the prior written approval of the Borrower; provided, further, that, in the absence of such approval, the UBS AG, Stamford Branch, in its capacity as Issuing Lender, will have no obligations under this Section 2.04(d).
Section 2.05    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by or for the account of the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; provided, that if the Borrower, shall be required by law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable by the Borrower, shall be increased as necessary so that after making all required deductions or withholding (including deductions and withholding amounts applicable to additional sums payable under this Section 2.05) the Issuing Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Issuing Lender, within twenty (20) calendar days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Issuing Lender or imposed on or with respect to, any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.05) and any penalties, interest, additions to Tax and reasonable expenses arising therefrom or with respect thereto (except to the extent arising from the gross negligence or willful misconduct of the Issuing Lender) whether or not correctly or legally imposed.
(d)    As soon as reasonably practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, and in any event within thirty (30) calendar days of such payment being made, the Borrower shall deliver to the Issuing Lender, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Issuing Lender, as applicable.
(e)    On or prior to the Closing Date, the Issuing Lender shall provide the Borrower with two (2) accurate, complete and signed originals of U.S. Internal Revenue Service Form W- 8ECI, W-8BEN, W8-IMY or any applicable successor forms, along with necessary supporting documentation, certifications and attachments, if any, indicating that the Issuing Lender, is, on the date of delivery thereof, entitled to receive payments of interest hereunder free from withholding of United States Federal Tax. To the extent it is legally entitled to do so by applicable law, from time to time thereafter, the Issuing Lender, shall deliver renewals or additional copies of such forms (or successor forms) on or before the date that such forms expire or become obsolete upon the written request of the Borrower; additionally, to the extent it is legally entitled to do so under applicable law, the Issuing Lender agrees to deliver to the Borrower upon Borrower’s written request such forms (or successor forms) after the occurrence of any event (including a change in its applicable lending office) requiring a change in its most recent forms delivered to the Borrower establishing an exemption from, or reduction of, United States withholding tax on payment of interest hereunder.
(f)    If the Issuing Lender determines in its sole discretion that it has actually received any refund of Tax of Indemnified Taxes or Other Taxes with respect to which the Borrower has paid any additional amount pursuant to this Section 2.05, the Issuing Lender, shall reimburse the Borrower within thirty (30) calendar days in an amount equal to the net benefit, after Tax, and net of all reasonable out-of-pocket expenses incurred by the Issuing Lender, in connection with such refund and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). In the event that the reimbursement described in the preceding sentence is determined to have been paid to the Borrower in error, the Borrower shall return such amount to the Issuing Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) within twenty (20) calendar days of the Borrower’s receipt of such notice of error. Nothing in this Section 2.05(f) shall require the Issuing Lender, to disclose or make available its Tax returns or any other information it deems to be confidential.
(g)    The agreements of the Borrower in this Section 2.05 shall survive the payment of all amounts payable hereunder and the termination of this Agreement in accordance with its terms.

Section 2.06    Payments.
(a)    Payments Generally.
(i)    Unless otherwise specified herein, the Borrower shall be obligated to make each payment required to be made by it hereunder prior to the close of business for the Fedwire Funds Service on the date when due and in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Issuing Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon and for determining whether an Early Prepayment Event, a Default or an Event of Default has occurred. All such payments shall be made by wire transfer to the Issuing Lender to the accounts specified by the Issuing Lender in a written notice to the Borrower at least five (5) Business Days prior to payment. If any payment hereunder shall be due on a calendar day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(ii)    Except as otherwise provided herein, all interest payable hereunder shall be computed on the basis of a year of three hundred sixty (360) calendar days and the actual number of calendar days elapsed.
(b)    Late Payments. All amounts due and payable to the Issuing Lender in connection with this Agreement but not paid as of the due date therefor (without regard to grace periods) (other than LOC Reimbursement Obligations not paid when due, which shall accrue interest at the Drawn Rate) shall accrue interest at a rate equal to LIBOR plus two hundred (200) basis points per annum, computed from and including the date payment was due to (but not including) the date of payment in full.
Section 2.07 Evidence of Indebtedness. The Issuing Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Issuing Lender resulting from the Issuing Lender’s interest in the Letters of Credit, including the amounts of principal and interest payable and paid to the Issuing Lender from time to time hereunder in respect of unreimbursed LOC Reimbursement Obligations. The Issuing Lender shall maintain an account in which it shall record (a) the amount of each LOC Disbursement made hereunder, (b) the amount of any LOC Reimbursement Obligations and interest payable from the Borrower to the Issuing Lender hereunder and (c) the amount of any sum received by the Issuing Lender. The entries made in the accounts maintained pursuant to this Section 2.07 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided, that the failure of the Issuing Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay such amounts in accordance with the terms of this Agreement.
Section 2.08 Extension. If (i) the Borrower delivers a written notice to the Issuing Lender not less than 80 days before the scheduled Tranche A Availability Period End Date requesting a one (1) calendar year extension of the Tranche A Availability Period End Date thereof and (ii) the Issuing Lender agrees in writing to such request not less than 60 days before the scheduled Tranche A Availability Period End Date (or as otherwise may be agreed between the Borrower and the Issuing Lender from time to time), then, the Availability Period shall be extended by one (1) calendar year and the Tranche A Availability Period End Date shall be delayed by one (1) calendar year; provided, that a failure by the Issuing Lender to deliver written notification to the Borrower of its decision within the required timing, shall be deemed a refusal by the Issuing Lender to extend the Availability Period.
If (i) the Borrower delivers written notice to the Issuing Lender not less than one year and 80 days before the scheduled Tranche B Availability Period End Date requesting a one (1) calendar year extension of the Tranche B Availability Period End Date thereof and (ii) the Issuing Lender agrees in writing to such request not less than one year and 60 days before the scheduled Tranche B Availability Period End Date (or as otherwise may be agreed between the Borrower and the Issuing Lender from time to time), then, the Tranche B Availability Period shall be extended by one (1) calendar year and the Tranche B Availability Period End Date shall be delayed by one year; provided, that a failure by the Issuing Lender to deliver written notification to the Borrower of its decision within the required timing, shall be deemed a refusal by the Issuing Lender to extend the Availability Period.
Section 2.09 Availability Period Suspension. Immediately upon the occurrence of any Early Prepayment Event, the Availability Period shall be automatically suspended (an “Availability Period Suspension”). The effective date of such suspension shall be the “Availability Period Suspension Date”. On the Availability Period Suspension Date, the Availability Period shall be suspended indefinitely (subject to reinstatement as described in Section 7.02) and no further Letters of Credit may be issued. The Borrower shall be obligated: (a)    no later than the calendar day immediately following the Availability Period Suspension Date, to cause the Custodian to duly submit an effective and irrevocable redemption notice in respect of the Collateral Fund Interest for an amount not less than the Issuing Lender’s Maximum Potential Exposure, (b) to deposit in the Collateral Account or such other account as instructed by the Issuing Lender (which, for the avoidance of doubt, may be an account of the Issuing Lender) until the Facility Termination Date an amount in Cash not less than the Issuing Lender’s Maximum Potential Exposure, such deposit to be made (i) no later than the third Business Day following the end of the calendar month in which the Availability Period Suspension occurs, or (ii) if such Availability Period Suspension Date occurs less than fifteen (15) days prior to the end of a calendar month (not including the Availability Period Suspension Date and the last day of the month) no later than the third Business Day following the end of the immediately succeeding calendar month and (c) to deliver evidence reasonably satisfactory to the Issuing Lender of the deposit of Cash pursuant to Section 2.09(b) above. For the avoidance of doubt, if the Borrower fully and timely complies with its obligations under this Section 2.09, no Event of Default shall be deemed to occur as a result of the Early Prepayment Event giving rise to such obligations. The Issuing Lender shall be entitled to immediately apply such deposited Cash to repay all drawn amounts under a Letter of Credit and any interest, fees or other amounts owing to the Issuing Lender under any Transaction Document from time to time. Promptly following the Facility Termination Date, any Cash held by the Issuing Lender that is not needed to repay amounts drawn by the Account Beneficiaries (together with any accrued interest or fees) or to satisfy any other obligations of the Borrower under the Transaction Documents shall be returned or released to the Borrower.

Section 2.10 Optional Cash Collateralization. Not more than one (1) time during the term of this Agreement, provided that no Early Prepayment Event, Default or Event of Default has occurred and is continuing, the Borrower may cause the Transactions to be collateralized entirely by Cash (the period of effectiveness of such cash collateralization, an “Optional Cash Collateralization Period”), beginning on any Business Day (such Business Day, an “Optional Cash Collateralization Commencement Date”) by (a) not less than five (5) Business Days’ prior to such Optional Cash Collateralization Commencement Date, delivering to the Issuing Lender written notice of its intent to provide Cash collateral (such notice, an “Optional Cash Collateralization Notice”) as of the relevant Optional Cash Collateralization Commencement Date and (b) delivering to the Collateral Account on or prior to the Optional Cash Collateralization Commencement Date an amount of Cash not less than the sum of (i) the LOC Exposure plus (ii) the amount of any accrued interest, fees or other amounts owed by the Borrower under the Transaction Documents. Compliance with this Section 2.10 shall be determined by the Issuing Lender on the Optional Cash Collateralization Commencement Date and at the end of each Business Day during the Optional Cash Collateralization Period. During an Optional Cash Collateralization Period, no further Letters of Credit may be issued unless the Issuing Lender first determines that each new Letter of Credit has, prior to issuance, been fully collateralized with Cash as described in this Section 2.10.
Section 2.11 Optional Collateral Fund Interest Re-Collateralization. Provided that no Early Prepayment Event, Default or Event of Default has occurred during the Optional Cash Collateralization Period, the Borrower may request in writing that as of any Business Day (such Business Day, an “Optional Collateral Fund Interest Re-Collateralization Resumption Date”) the Transactions to be collateralized again by Collateral Fund Interests, subject to the agreement of the Issuing Lender in its sole discretion.
Section 2.12 No Prejudice to Issuing Lender Remedies. For the avoidance of doubt, Section 2.10 and Section 2.11 shall in no way restrict or limit the rights or remedies available to the Issuing Lender arising under the Transaction Documents as a result of the occurrence of any Early Prepayment Event, Default or Event of Default.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01    Borrower Representations and Warranties. The Borrower represents and warrants to the Issuing Lender, as of the date hereof, and as of each Issuance Date, as follows:
(a)    Organization; Powers. Each of the Borrower, the Collateral Fund and each Permitted Subsidiary (i) is duly formed in accordance with its Constituent Documents, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, (ii) has obtained all material governmental and other consents, licenses or approvals that are required to have been obtained by it in order to carry on its business as now being conducted and as proposed to be conducted (including, as to the Borrower, with respect to the execution, delivery and performance of the Transaction Documents), and such consents are in full force and effect and all conditions of any such consents have been complied with, and (iii) is duly qualified and in good standing in all jurisdictions other than its jurisdiction of formation or incorporation where such qualification is required, if the failure to be so qualified or in good standing would materially and adversely impact (a) the financial condition, operations or business of the Borrower or the Collateral Fund or (b) the ability of the Borrower or the Collateral Fund to perform its obligations under the Transaction Documents.
(b)    Authorization; Enforceability. The execution of the Transaction Documents to which the Borrower or the Collateral Fund is a party are within the company powers of such entity and such Transaction Documents have been duly authorized by all necessary company and, if required, member action on the part of such entity. Each of the Transaction Documents to which the Borrower or the Collateral Fund is a party has been duly executed and delivered by such entity and, assuming the due execution and delivery of such Transaction Documents by the other parties thereto, constitutes, or will constitute, legal, valid and binding obligations of such entity, enforceable against such entity in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally, the rights of creditors of insurance companies and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    Approvals; No Conflicts. The Transaction Documents to which the Borrower or the Collateral Fund is a party (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party with respect to such entity, except such as have been obtained or made, (ii) do not violate any applicable law or regulation or the Constituent Documents of the Borrower or the Collateral Fund, or any order of any Governmental Authority applicable to such entity, (iii) do not violate or result in a default or other conflict under any material agreement or other instrument binding upon the Borrower or the Collateral Fund or any of its assets, or give rise to a right thereunder to require any payment to be made by such entity and (iv) will not result in the creation or imposition of any Lien on the Collateral except as expressly permitted under the terms of such Transaction Documents.
(d)    Compliance with Laws and Agreements. Each of the Borrower, the Collateral Fund and each Permitted Subsidiary is in compliance in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its properties, all agreements to which it is a party and other instruments binding upon it or its property.
(e)    Taxes; Tax Matters. (i) Each of the Borrower, the Collateral Fund and each Permitted Subsidiary (except, with respect to such Permitted Subsidiary, where such failure could not reasonably be expected to have a Material Adverse Effect) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it; and (ii) the Borrower is not required to make any deduction for or on account of Indemnified Taxes from any payment it may make in respect of the Transaction Documents. The Borrower has been fully and properly advised by its own tax advisors, who are fully expertized, regarding the U.S. tax implications of relevant judicial and Internal Revenue Service authority applicable to the Transactions, to the Borrower and to the Borrower’s U.S. shareholders, including the application of Sections 1291-1298 and Sections 951-964 of the Code and regulations (final or proposed) promulgated thereunder.
(f)    Full Disclosure. The Borrower, the Collateral Fund and the Permitted Subsidiaries have disclosed to the Issuing Lender all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (a) the Constituent Documents or (b) any other report, financial statement, exhibit, schedule or other information furnished by or on behalf of the Borrower to the Issuing Lender in connection with the negotiation of any Transaction Document or included therein or delivered pursuant thereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g)    Misconduct. None of the Borrower, the Collateral Fund or any Permitted Subsidiary nor any of their respective Related Entities (i) is subject to any action, investigation, suit or other proceeding by any Governmental Authority for reasons of any alleged breach of any material law, rule or any regulation or other similar reason or (ii) is accused, by any Governmental Authority of (a) wrongdoing or fraud or (b) breach of any material law, rule or any regulation or other similar conduct.
(h)    Representations and Warranties in Other Transaction Documents. Each of the representations and warranties made by the Borrower and the Collateral Fund in the Transaction Documents to which it is a party, are true, complete and correct in all material respects as of the date given, subject to any qualifications and limitations contained therein; provided, that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.
(i)    Good Title to Collateral; Absence of Liens. The Borrower has good title to all of its property and assets and owns the Collateral free and clear of all Liens (other than Permitted Liens and the Liens in favor of the Issuing Lender). The Borrower has acquired or shall acquire its ownership in the Collateral in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the NY-UCC). The Borrower does not own any real property. Other than pursuant to the Security Documents, the Borrower has not made or authorized any registrations, filings or recordations in any jurisdictions involving a security interest in any Collateral.
(j)    Security Interest. The Security Documents, together with the filing of a UCC-1 financing statement by the Issuing Lender with the District of Columbia Recorder of Deeds and the registration of the Security Agreement as a charge in accordance with the Bermuda Companies Act 1981, will be effective to create in favor of the Issuing Lender a legal, valid and continuing Lien in the Collateral and such Lien will constitute a perfected Lien on the Collateral, securing the payment of the Secured Obligations and enforceable against the Borrower and all third parties, subject only to Permitted Liens; and, upon the filing of such UCC-1 financing statement by the Issuing Lender, all filings and other actions necessary to perfect the Issuing Lender’s security interest in the Collateral will have been duly made or taken and are in full force and effect. Other than in respect of Permitted Liens, the Borrower does not have any registrations, filings, recordations, or agreements granting “control” (as provided in Section 9- 106 of the NY-UCC), in any of the Collateral, including, without limitation, the filings of UCC-1 financing statements or any other encumbrances.

(k)    Indebtedness. The Borrower has no Indebtedness other than (A) Permitted Indebtedness and (B) Indebtedness incurred under the Transaction Documents. Hamilton Insurance Services has no Indebtedness. Turing Re has no Indebtedness that is recourse to the assets of the Borrower or the Collateral Fund. The Borrower has not guaranteed any Indebtedness of a Permitted Subsidiary.
(l)    Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against any Relevant Entity or any Related Party (i) that seek to challenge the validity or enforceability of the Transaction Documents or the transactions contemplated thereunder or (ii) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(m)    No Material Adverse Effect. There has been no Material Adverse Effect since the last calendar day of the fiscal year most recently ended.
(n)    Financial Condition. (i) The Borrower has delivered to the Issuing Lender copies of its consolidated balance sheet together with the related statements of income, shareholders’ equity and cash flows (A) as of and for the fiscal year ended December 31, 2012, all reported on by its auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower in accordance with GAAP consistently applied and (B) as of and for the nine-month period ended September 30, 2013 all reported on by its auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower in accordance with GAAP consistently applied (collectively, the “Financial Statements”); (ii) the Financial Statements (A) were prepared in accordance with the Borrower’s books of account and records, (B) present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower as at the dates and for the periods covered in them as stated, and the results of its operations and its sources and applications of funds for the fiscal period then ended and (C) have been prepared in accordance with GAAP applied consistently throughout the periods involved (other than the fact that interim financial statements do not contain footnotes and are subject to year-end adjustments); and (iii) the Borrower and the Collateral Fund are, individually and collectively, Solvent and the Borrower and the Permitted Subsidiaries are collectively Solvent.
(o)    Investment Company. The Borrower is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
(p)    ERISA. The following representations shall be repeated on each day during the term of this Agreement:
(i)    None of the Borrower, a Permitted Subsidiary nor any ERISA Affiliate has during the past six years maintained, contributed to or had an obligation to contribute to any Employee Plans or Multiemployer Plans, or has any present intention to do so or otherwise has liability with respect to such plans, except, with respect to a Permitted Subsidiary, where such contribution, obligation, intention or liability could not reasonably be expected to have a Material Adverse Effect.
(ii)    Each of the Borrower and each Permitted Subsidiary is not and will not be (i) an “employee benefit plan” as defined in and subject to Title I ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, (iii) a plan or arrangement subject to any law, rule or regulation substantially similar to Section 406 of ERISA and/or Section 4975 of the Code (“Similar Law”) or (iv) a person or entity considered to hold “plan assets” of any of the foregoing as determined under Section 3(42) of ERISA, any applicable regulations of the U.S. Department of Labor, or for purposes of any Similar Law.
(q)    Subsidiaries. The Borrower does not have any Subsidiaries other than the Collateral Fund and the Permitted Subsidiaries.
(r)    Independent Decisions. The Borrower has or shall have consulted with its advisors with respect to the financial reporting, tax, ERISA and accounting treatment of the Transaction Documents and the Transactions, including with respect to use by the Borrower and each Account Beneficiary of the Letters of Credit, prior to entering into the Agreement, and has made its own independent decision with respect to such financial reporting, tax, ERISA and accounting treatment and has not relied upon the Issuing Lender in making such decision.
(s)    Anti-Terrorism Laws.
(i)    Each of the Borrower and, to the Borrower’s knowledge, each of the Borrower’s Affiliates (including, for the avoidance of doubt, each Permitted Subsidiary) and each of their respective officers or directors, is in compliance in all material respects with any Anti-Terrorism Law.
(ii)    None of the Borrower, the Collateral Fund or any Permitted Subsidiary or, to the best knowledge of the Borrower, any director or officer of the Borrower, the Collateral Fund or any Permitted Subsidiary (i) is currently subject to any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, "Sanctions") or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions; and the Borrower will not directly or indirectly use or make available the proceeds of any Letter of Credit to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.
(t)    Insurance Company Exception. The Borrower has documented its position with respect to United States Passive Foreign Investment Company (PFIC) rules, and based on such documentation, as well as advice from an external tax advisor, the Borrower has concluded that it qualifies for the insurance company exception.

ARTICLE IV
CONDITIONS
Section 4.01    Closing Conditions. The obligation of the Issuing Lender to issue Letters of Credit is subject to the satisfaction or waiver in accordance with Section 8.03 of the following conditions precedent (the “Closing Conditions”):
(a)    Approvals. All material governmental and regulatory approvals necessary in connection with the consummation of the Transactions shall have been obtained and be in full force and effect.
(b)    Transaction Documents. The Borrower shall have delivered to the Issuing Lender copies of each of the Transaction Documents duly signed on behalf of each party thereto, and all conditions to the effectiveness of such Transaction Documents (other than this Agreement) shall have been satisfied in accordance with the terms thereof.
(c)    Organization, Existence and Good Standing. The Issuing Lender has received certified copies of such documents and certificates relating to the organization, valid existence and good standing of the Borrower and the Collateral Fund, the authorization of the Transaction Documents (which may be in the form of a general authorization) by the Borrower and the Collateral Fund and any other legal matters relating to the Borrower, the Collateral Fund or their Related Parties as the Issuing Lender may reasonably request, all in form and substance satisfactory to the Issuing Lender.
(d)    Representations, Warranties and Covenants. The representations, warranties and covenants of the Borrower set forth herein are true, correct and complete.
(e)    Payment of fees. The Borrower shall have paid any fees due and owing to the Issuing Lender as of the Closing Date.
(f)    Certificates. The Issuing Lender shall have received a certificate signed by a Responsible Officer of the Borrower in the form attached hereto as Exhibit D-1 certifying that the Closing Conditions have been fully satisfied as of the date of such certificate.
(g)    Legal Opinions and Memorandum. The Issuing Lender or its counsel shall have received the following favorable written opinions (addressed to the Issuing Lender and dated as of the Closing Date):
(i)    Opinion of outside counsel of the Borrower with respect to general corporate matters, the enforceability of the Transaction Documents and security interests in the Collateral and such other matters as the Issuing Lender shall request, in each case under Bermuda law;
(ii)    Opinion of outside counsel for the Borrower with respect to the enforceability of the applicable Transaction Documents under U.S. federal and New York laws; the creation and perfection of the security interests in the Collateral granted under the Security Documents and such other matters as the Issuing Lender shall request.

(h)    Security Interest. All filings, documents and other actions reasonably deemed necessary or advisable by the Issuing Lender to perfect the security interest created under the Security Documents have been filed, executed or made, as applicable, and all other actions to perfect or maintain the priority of the security interest have been taken.
(i)    Total Shareholder’s Equity. The Total Shareholder’s Equity of the Borrower, as determined by Issuing Lender, is not less than $600.0 million.
(j)    No Default, Event of Default or Early Prepayment Event. No event that constitutes an Early Prepayment Event, a Default or an Event of Default hereunder shall have occurred and still be continuing as of the Closing Date.
(k)    Collateral Statement. A statement from the Custodian setting forth the Net Asset Value of the Collateral Fund Interest held in the Collateral Account.
Section 4.02 Conditions to Issuance and Modification . The Letters of Credit shall be (1) issued pursuant to Section 2.01(a)(i) and (ii), and (2) modified pursuant to Section 2.01(a)(iv), in either case, if the applicable conditions set forth in Section 2.01(a)(v) and each of the following conditions (or waiver by the Issuing Lender thereof) are satisfied as of the Issuance Date:
(a)    Request for Issuance or Modification. The Issuing Lender shall have timely received a correct and complete Request for Issuance or Request for Modification, as applicable.
(b)    No Default, Event of Default or Early Prepayment Event. No event that constitutes an Early Prepayment Event, a Default or an Event of Default hereunder shall have occurred and be continuing or shall result from such issuance or modification.
(c)    Accuracy of Representations and Warranties. All of the representations and warranties of the Borrower made pursuant to Article III shall, in each case, be true and correct in all material respects both before and after giving effect to any issuance or modification unless any such representations or warranties are specifically made as of any earlier date, in which case they shall only be made as of such earlier date; provided, that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.
(d)    Legality and Liability. The Transactions (i) are permitted by the laws and regulations of each jurisdiction to which the Borrower and the Issuing Lender are subject, (ii) do not violate any applicable law or regulation or any judgment, decree, injunction or other order of any court or governmental or regulatory authority and (iii) will not subject the Issuing Lender to any unreimbursed tax, penalty or liability under or pursuant to any applicable law or regulation
(e)    Certificate. The Issuing Lender shall have received a certificate signed by a Responsible Officer of the Borrower in the form attached hereto as Exhibit D-2, (i) certifying that the conditions to issuance and modification in this Section 4.02 (other than those that may have been waived in writing by the Issuing Lender) have been fully satisfied as of the date of such certificate and (ii) attaching and certifying a statement from the Custodian setting forth the

Net Asset Value of the Collateral Fund Interest held in the Collateral Account as of the immediately preceding Business Day.
(f)    Additional Limitations. The additional restrictions on the issuance of Letters of Credit specified in Section 2.01(a)(v) have not been and will not be breached.
(g)    Online Account Information. The Issuing Lender shall have verified the Net Asset Value of the Collateral Fund Interest as of the immediately preceding Business Day through its online access to daily reporting provided by the Administrator.
(h)    Payment of Fees. The Issuing Lender has received all fees and other amounts due and payable by the Borrower, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(i)    Material Adverse Effect. Since the Closing Date, there shall have been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section 4.03    Conditions to Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon satisfaction of the following requirements:
(a)    Executed Document. The Borrower shall have delivered to the Issuing Lender a copy of this Agreement, duly signed on behalf of each party hereto.
ARTICLE V
COVENANTS
Section 5.01    Affirmative Covenants. The Borrower hereby agrees until the Facility Termination Date, as follows:
(a)    Reporting Requirements. The Borrower will deliver or cause to be delivered to the Calculation Agent (collectively, the “Reporting Requirements”):
(i)    as soon as available, and in any event within 90 days after the end of its fiscal year, the Borrower’s most recent audited annual consolidated balance sheet together with the related statements of income, shareholders’ equity and cash flows, as of the end of and for such year, all reported on by its auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower in accordance with U.S. GAAP consistently applied;
(ii)    as soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower’s most recent consolidated balance sheet together with the related statements of income for such fiscal quarter and for the then elapsed portion of the fiscal year;

(iii)    within eleven (11) Business Days of the end of each calendar month, a report from the Administrator setting forth the Net Asset Value of the Collateral Fund as of the end of such calendar month;
(iv)    within two (2) Business Days of the end of each calendar week, an estimate from the Administrator of the month-to-date performance;
(v)    within thirteen (13) Business Days of the end of each calendar month, a report from the Administrator confirming the allocation of the Collateral Fund’s investment in each of the Strategy Funds;
(vi)    within 30 calendar days of the end of each calendar month, in a form agreed by the parties hereto, a transparency report from the Borrower with respect to the Collateral Fund;
(vii)    as soon as reasonably possible, and in any event within eleven (11) Business Days after the end of each calendar month, an estimate of its Total Shareholder’s Equity;
(viii)    promptly after written request from the Calculation Agent, and in no event later than two (2) Business Days after such request, a good faith written (which may be by e-mail) estimate of the Net Asset Value and the performance of the Collateral Fund;
(ix)    simultaneously with the delivery thereof to any other creditor secured by interests in the Collateral Fund, and in any event, within eleven (11) Business Days from the end of each calendar month, and promptly upon request from the Calculation Agent, a report setting forth portfolio level details relating to positions of the Collateral Fund and the Strategy Funds and such other information as the Calculation Agent shall request in order to apply the haircuts set forth in the Investment Guidelines to determine the Adjusted Market Value of the Collateral Fund Interest, and whether a Collateral Level Breach, Early Prepayment Event or any Event of Default shall have occurred; and
(x)    promptly following any request therefor, such other information regarding the Borrower, the Collateral Fund or any Strategy Fund as the Calculation Agent may reasonably request in order to make any calculation or determination under the Transaction Documents.
(b)    Bermuda Filings. Promptly following the Closing Date, and in no event later than three (3) Business Days thereafter, the Borrower shall file the Security Agreement with the Bermuda Register of Companies.
(c)    Existence. The Borrower, with respect to itself and the Collateral Fund, and, with respect to the Permitted Subsidiaries except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations, and licenses material to the conduct of its business and the performance of the Borrower’s and the Collateral Fund’s obligations under the Transaction Documents.

(d)    Compliance with Laws. The Borrower will comply, and will cause the Collateral Fund and, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, each Permitted Subsidiary to comply, with all applicable laws, rules, regulations, and orders of any Governmental Authority applicable to it, its business or its property.
(e)    Notices of Material Events. The Borrower shall furnish to the Issuing Lender prompt written notice of the following events:
(i)    the occurrence of any Early Prepayment Event, Default or Event of Default;
(ii)    any material correspondence from, including all orders of, or to any Governmental Authority relating to this Agreement or the Transactions, except to the extent prohibited by the terms of such correspondence or order;
(iii)    the filing or commencement of any material action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower, the Collateral Fund or any Permitted Subsidiary;
(iv)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
(v)    any of the representations made in Section 3.01(p) is or will become untrue in any material respect;
(vi)    any Lien or adverse claim made or asserted against the Collateral (other than Permitted Liens) or any material adverse claim made or asserted against the Borrower or any Permitted Subsidiary or any of the Collateral;
(vii)    any proposed (in respect of the Borrower and the Collateral Fund only) or effected material amendments or modifications made to any Constituent Documents of the Borrower, the Collateral Fund or a Strategy Fund, or to any Constituent Documents of a Permitted Subsidiary solely to the extent such amendment or modification could reasonably be expected to have a Material Adverse Effect; together with clean and marked copies of each relevant document highlighting the proposed or effected amendments or modifications as made; and
(viii)    Borrower’s credit rating is downgraded below “A-” by A.M. Best Company.
Each notice delivered under this Section 5.01(e) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth, in reasonable detail, the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
(f)    Compliance with and Enforcement of Transaction Documents.    The Borrower shall comply in all material respects with the terms and conditions of, and perform its obligations and exercise and fully enforce in all material respects its rights and remedies available in respect of the Collateral; provided, that if the Borrower fails to use commercially reasonable efforts to so enforce its rights in all material respects within one (1) Business Day of notice from the Issuing Lender or upon the occurrence and continuation of an Early Prepayment Event or Event of Default, the Issuing Lender, may enforce, in the name of the Borrower, the rights of the Borrower in respect of the Collateral pursuant to and to the extent permitted by the collateral assignment of rights set forth in Section 8.09.
(g)    Taxes. The Borrower shall file (and shall cause the Collateral Fund and each Permitted Subsidiary to file) any Tax return that is required to be filed by it in any jurisdiction or pay (and cause the Collateral Fund and each Permitted Subsidiary to pay) any Tax, assessment, charge or fee due and payable with respect to its properties and assets, other than those with respect to which (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
(h)    Expenses. Unless otherwise agreed, the Borrower shall reimburse the Issuing Lender for all reasonable out-of-pocket expenses and costs (including legal fees) incurred in connection with the negotiation and preparation of this Agreement and any amendment to this Agreement. The Borrower shall reimburse the Issuing Lender for all reasonable out-of-pocket expenses and costs (including any legal fees) incurred in connection with the preservation, protection or enforcement of its rights under any Transaction Document.
(i)    Security Interest. The Borrower will take such action within its control as is necessary or as may be reasonably requested by the Issuing Lender in order to perfect and to maintain the perfection and priority of the security interest of the Issuing Lender in the Collateral.
(j)    Further Assurances.
(i)    upon request by the Issuing Lender, the Borrower will work in good faith with the Issuing Lender to correct any material defect or error that may be discovered in any Transaction Document or in the execution, acknowledgment, filing or recordation thereof.
(ii)    promptly upon request by the Issuing Lender, the Borrower will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Issuing Lender may reasonably require from time to time in order to carry out more effectively the purposes of the Transaction Documents and assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Issuing Lender the rights granted or now or hereafter intended to be granted to the Issuing Lender under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party.

(k)    Credits to Collateral Account. The Borrower shall ensure that all proceeds of any redemption, sale, lease, transfer, or other disposal or liquidation of all or part of the Collateral Fund Interest shall be paid or credited directly into the Collateral Account and shall be withdrawn or released from the Collateral Account only (i) if no Early Prepayment Event, Default or Event of Default has occurred and is continuing or would occur as a result of such withdrawal or release and (ii) with the Issuing Lender’s prior written consent, such consent not to be unreasonably withheld or delayed. The Issuing Lender agrees that it will not withhold or delay its consent to (or fail to give reasonably prompt instructions to the Custodian as a result of) a written request from the Borrower for a withdrawal of assets from the Collateral Account provided that (i) no Early Prepayment Event, Default or Event of Default has occurred and is continuing or would occur as a result of such withdrawal and (ii) (A) during an Optional Cash Collateralization Period, the amount of Cash remaining in the Collateral Account after such withdrawal will not be less than the amount of Cash required to be held in the Collateral Account pursuant to Section 2.10 and (B) at all other times, the Adjusted Market Value of the Collateral Fund Interests remaining in the Collateral Account after such withdrawal will not be less than 102% of the Minimum Collateral Value. The Borrower shall cause the Custodian to instruct the Collateral Fund to make payments in respect of the Collateral Fund Interest only to the Collateral Account. To the extent consideration received by the Borrower as a distribution or in respect of any redemption of all or part of the Collateral Fund Interest is non-cash consideration and such non-cash consideration cannot be credited directly into the Collateral Account, the Borrower shall take such action as is necessary or requested by the Issuing Lender to ensure that the Issuing Lender at all times maintains a valid and perfected first priority security interest in such non-cash consideration.
(l)    Books and Records; Inspection Rights. The Borrower will, and will cause the Collateral Fund to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business, assets and activities and will permit any representatives designated by the Calculation Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (or, following the occurrence and during the continuance of an Early Prepayment Event, Default or Event of Default, at such times as and as often as requested).
(m)    Termination of any Letter of Credit. The Borrower shall, upon a termination of any Letter of Credit pursuant to Section 2.02, cause the applicable Account Beneficiaries to return the applicable Letter of Credit, on or prior to the effective date of such termination.
(n)    Custodian Material Adverse Event. If at any time the Custodian shall cease to be acceptable to Issuing Lender (determined consistently for similar transactions), the Borrower shall within thirty (30) calendar days transfer the Collateral to a custody account at a replacement custodian that is reasonably acceptable to Issuing Lender; provided that such custody account shall be subject to a security agreement and control agreement in form and substance reasonably satisfactory to Issuing Lender.

(o)    Use of Proceeds. The Borrower will use the proceeds of the Letters of Credit solely as credit support for Reinsurance Agreements. No proceeds of any Letter of Credit will be used in violation of Regulation T, U or X of the Board, as in effect from time to time.
(p)    Compliance with Constituent Documents. The Borrower will, and will cause the Collateral Fund and each Permitted Subsidiary, solely with respect to a Permitted Subsidiary to the extent that failure to comply by a Permitted Subsidiary could reasonably be expected to result in a Material Adverse Effect, to, comply in all material respects with all of the terms and conditions of its Constituent Documents.
(q)    Notice of Expiration of Letter of Credit. The Borrower shall, not more than 60 days and not less than 45 days prior to the expiration date of any letter of credit, provide written notice to the Issuing Lender specifying the Letter of Credit and the relevant expiration date, and shall indicate whether the Borrower intends for the expiration date to be extended in accordance with the terms of such Letter of Credit.
Section 5.02    Negative Covenants.    The Borrower hereby agrees until the Facility Termination Date:
(a)    Liens. The Borrower shall not grant a security interest or Lien (other than Permitted Liens) in respect of any of the Collateral or any interest therein or the proceeds thereof. The Borrower shall ensure that the Collateral Fund does not grant a security interest or Lien in respect of any of its property or assets or any interest therein or proceeds thereof.
(b)    Security Interest. The Borrower shall not (i) take any action, or fail to take any action, with respect to the Collateral, that would permit the security interest created pursuant to the Security Documents not to constitute a valid and perfected first priority security interest in the Collateral or if such action or failure to take action would reasonably be expected to interfere with the enforcement of any rights of the Issuing Lender under any Transaction Document, (ii) permit the validity, effectiveness or priority of the security interest created pursuant to the Security Documents to be impaired, (iii) permit any Lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than Permitted Liens and the security interest created pursuant to the Security Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof; or (iv) enter into any contractual obligations (other than this Agreement and other Transaction Documents) that limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on the Collateral.
(c)    Indebtedness. The Borrower will not and will ensure that the Collateral Fund does not create, incur, assume or have outstanding any Indebtedness, except for (a) Permitted Indebtedness and (b) Indebtedness under this Agreement. The Borrower will ensure that Hamilton Insurance Services does not create, incur, assume or have any Indebtedness. The Borrower will ensure that Turing Re does not create, incur, assume or have any Indebtedness that is recourse to the assets of the Borrower or the Collateral Fund. The Borrower will not guarantee any Indebtedness of a Permitted Subsidiary.

(d)    Derivative Transactions. The Borrower will not and will ensure that the Collateral Fund does not enter into any Derivatives Transaction.
(e)    Fundamental Changes.
(i)    The Borrower will not, and will ensure that each of the Collateral Fund and, to the extent it could reasonably be expected to cause a Material Adverse Effect, each Permitted Subsidiary does not, merge or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial part of its assets (whether now owned or hereafter acquired) other than redemptions or liquidation of its underlying investments made in the ordinary course of business, or to liquidate or dissolve in whole or in part.
(ii)    The Borrower will not, and shall procure that each of the Collateral Fund and, to the extent it could reasonably be expected to cause a Material Adverse Effect, each Permitted Subsidiary will not, sell, lease, transfer or otherwise dispose of any asset unless such sale, lease, transfer or other disposal is made in the ordinary course of business of such entity, on an arm’s-length basis and where the consideration receivable is fair market value.
(iii)    The Borrower will not and will ensure that the Collateral Fund does not engage in any business other than as contemplated by the Constituent Documents. The Borrower will ensure that no Permitted Subsidiary engages in any business other than as contemplated by its definition in this Agreement, or, for any additional Permitted Subsidiaries agreed by the Borrower and the Issuing Lender in writing from time to time, as contemplated by the parties at the time of such agreement.
(iv)    The Borrower will not and will ensure that each of the Collateral Fund and (solely to the extent that such event with respect to a Permitted Subsidiary could reasonably be expected to result in a Material Adverse Effect) each Permitted Subsidiary does not, without the Issuing Lender’s prior written consent, terminate, amend, modify or otherwise alter in any material respect any of its Constituent Documents or investment policies. The Borrower will not, without the Issuing Lender’s prior written consent, terminate, amend, modify or otherwise alter in any material respect the Custody Agreement.
(v)    The Borrower will not organize, create or acquire any Subsidiary (other than the Collateral Fund and the Permitted Subsidiaries) for any purpose.
(vi)    The Borrower will not and will ensure that the Collateral Fund does not change its fiscal year or permit or make any change in its accounting policies or reporting practices other than such changes required by GAAP or Statutory Accounting Principles applicable to the Borrower; provided that the Borrower shall provide prompt written notice of any such change to the Issuing Lender.
(f)    Service Providers. The Borrower will not change, and will cause the Collateral Fund not to change, the identity of its investment manager, the Custodian, the Administrator or its auditor without the prior written approval of the Issuing Lender.

(g)    Transactions with Affiliates. Except for distributions to its equity owners in accordance with the terms of this Agreement and the applicable Constituent Documents, the Borrower will not and will ensure that each of the Collateral Fund and each Permitted Subsidiary does not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable than could be obtained on an arm’s length basis from unrelated third parties.
(h)    Restricted Payments. The Borrower will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except the Borrower may make redemption payments or other distributions to holders of its equity interests as permitted by its Constituent Documents if no Early Prepayment Event, Default or Event of Default exists or would result therefrom.
(i)    ERISA. None of the Borrower, any Permitted Subsidiary nor any ERISA Affiliate will establish, or agree to contribute to, any Employee Plan or Multiemployer Plan, except, with respect to a Permitted Subsidiary, where such establishment or agreement could not reasonably be expected to have a Material Adverse Effect.
(j)    Change of Residence. The Borrower will not change and will cause the Collateral Fund not to change (i) its name, identity, or corporate form, or (ii) its jurisdiction of organization or the location of its registered office or principal office, in each case unless the Borrower shall have given the Issuing Lender not less than 30 days’ prior notice thereof.
(k)    Investment Company. The Borrower will not become an “investment company” required to be registered under the Investment Company Act.
(l)    Disclosure. The Borrower will not make reference to the Transaction Documents, the Letters of Credit, the Issuing Lender or any of the Issuing Lender’s Affiliates in any offering circular or prospectus (or any supplement or addendum thereto), any sales or marketing materials (including, without limitation, pitch books, key features, flyers, brochures, application forms, terms and conditions and other sales, marketing or similar materials), or any presentations in connection with the issue of securities or securities already issued or relating to any other financial transaction involving the Borrower without the prior written consent of the Issuing Lender or its Affiliate, as applicable.
(m)    Bankruptcy Code Debtor. The Borrower shall at no time become a Person that is prohibited from filing a case under Title 11 of the United States Code, as amended.
ARTICLE VI
COLLATERAL AND SECURITY
Section 6.01    Secured Obligations; Collateral. As collateral security for the prompt and complete payment and performance of the Secured Obligations when due, the Borrower has, pursuant to the Security Agreement and the Collateral Account Control Agreement, granted to the Issuing Lender a first-priority (other than Permitted Liens) Lien on and security interest in, to and under the Collateral.
ARTICLE VII
EVENTS OF DEFAULT
Section 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur, as determined by the Calculation Agent:
(a)    the Borrower shall fail to make any payment when due under the terms of this Agreement or any other Transaction Document to which it is a party; provided that, other than with respect to a LOC Reimbursement Obligation (for which no cure period shall apply), failure to make a payment when due shall not be an Event of Default if cured within two (2) Business Days;
(b)    any representation or warranty made or deemed to be made by the Borrower in any Transaction Document to which it is a party shall prove to have been incorrect or untrue in any material respect when made or deemed to be made, as the case may be; provided, that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof;
(c)    the Borrower shall (i) fail to observe or perform its obligations pursuant to Article V (excluding Section 5.01(a), (b), (l), (m) or (q)) or (ii) shall fail to observe or perform its obligations pursuant to Section 5.01 (b), (l), (m) or (q) or under any of the other Transaction Documents and such failure shall not be remedied within five (5) Business Days;
(d)    the Borrower shall fail to comply with any of the Reporting Requirements set forth in Section 5.01(a) hereof and such failure is not remedied within two (2) Business Days following receipt by the Borrower of notice thereof;
(e)    any information in any report or financial statement provided by or on behalf of the Borrower pursuant to 5.01(a) shall prove to have been incorrect or misleading in any material respect;
(f)    the filing or commencement of any action, investigation, suit or other proceeding by any Governmental Authority against or involving a Relevant Entity, or a Related Party or officer of any such entity (i) for reasons of any alleged wrongdoing, breach of any material law, rule or any regulation or other similar reason or (ii) that the Calculation Agent determines is likely to result in a Material Adverse Effect;
(g)    with respect to the Borrower, the Collateral Fund or any Strategy Fund or Related Party, the suspension, termination, cancellation or expiration of any right, qualification, license, permit, privilege, franchise, governmental authorization, or license material to the conduct of its business or the performance of the Borrower’s or the Collateral Fund’s obligations under the Transaction Documents;

(h)    the Borrower, the Collateral Fund or any Strategy Fund or Related Party shall in any way be prevented by order of any court, arbitrator, self-regulatory organization or other Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than three (3) Business Days;
(i)    the Borrower shall fail to observe or perform its obligations contained in or incorporated by reference into any Transaction Document (other than those specified in this Section 7.01), and such failure shall continue unremedied for a period of thirty (30) calendar days following the earlier of (i) the date on which the Borrower learned, or with reasonable diligence should have learned, of such failure and (ii) receipt of written notice thereof by the Borrower from the Issuing Lender;
(j)    any transaction occurs, whether a merger, sale, asset sale or otherwise, as a result of which the Borrower fails to be a wholly-owned Subsidiary of the Parent;
(k)    the Borrower, the Collateral Fund or any Strategy Fund, a Related Party or its prime broker (solely (i) with respect to the Borrower and the Collateral Fund, in the event that the Borrower’s or the Collateral Fund’s assets have not been transferred to an alternate prime broker and (ii) with respect to any Strategy Fund, to the extent such event could reasonably be expected to have a material adverse effect on the business, operations, assets, property or financial condition of such Strategy Fund and such Strategy Fund’s assets have not been transferred to an alternate prime broker), the Custodian, the Parent or (solely to the extent such event with respect a Permitted Subsidiary could reasonably be expected to result in a Material Adverse Effect) a Permitted Subsidiary shall (i) admit in writing that it is generally unable to pay debts as they mature or become due, (ii) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (iii) consent to the institution of any proceeding or petition, (iv) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Collateral Fund or any Strategy Fund, a Related Party or its prime broker, the Custodian, the Parent or a Permitted Subsidiary or for a substantial part of any of their respective assets, (v) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (vi) make a general assignment for the benefit of creditors or (vii) take any action for the purpose of authorizing or effecting any of the foregoing;
(l)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the Collateral Fund or any Strategy Fund, a Related Party or (solely to the extent such event with respect to a Permitted Subsidiary could reasonably be expected to result in a Material Adverse Effect) a Permitted Subsidiary or its prime broker (solely (i) with respect to the Borrower and the Collateral Fund, in the event that the Borrower’s or the Collateral Fund’s assets have not been transferred to an alternate prime broker and (ii) with respect to any Strategy Fund, to the extent such event could reasonably be expected to have a material adverse effect on the business, operations, assets, property or financial condition of such Strategy Fund and such Strategy Fund’s assets have not been transferred to an alternate prime broker), the Custodian or the Parent, or their respective debts, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Collateral Fund or any Strategy Fund, a Related Party, a Permitted Subsidiary or its prime broker (solely in the event that the Borrower’s or Collateral Fund’s or any Strategy Fund’s assets have not been transferred to an alternate prime broker), the Custodian or the Parent, and, in any such case, such proceeding or petition shall continue undismissed for fifteen (15) calendar days;
(m)    the taking of any action by a court, self-regulatory organization or other Governmental Authority to obtain control of the Borrower, the Collateral Fund, any Strategy Fund, any Related Party or (solely to the extent such event with respect to a Permitted Subsidiary could reasonably be excepted to result in a Material Adverse Effect) a Permitted Subsidiary, or a substantial part of any such party’s assets;
(n)    (A) the Borrower or any other party other than the Issuing Lender shall deny or repudiate its obligations under this Agreement or any other Transaction Document, (B) the commencement by the Borrower or any of its investors or Subsidiaries of any action or legal proceeding to cancel, revoke or rescind any Transaction Document, (C) any law or order of any Governmental Authority shall purport to render invalid, or preclude enforcement of, any provision of this Agreement or any other Transaction Document or impair performance of Borrower’s obligations hereunder or under any other Transaction Document, (D) if for any reason, this Agreement or any Transaction Document ceases to be in full force and effect (other than as a result of satisfaction in full of all the obligations hereunder) or (E) any Governmental Authority shall, by moratorium, law or otherwise, cancel, suspend or defer the obligation of the Borrower to pay any amount required to be paid hereunder or under any other Transaction Document;
(o)    The Borrower, the Collateral Fund or any Strategy Fund (A) defaults (other than by failing to make a delivery) under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (B) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or if there is no applicable notice requirement or grace period, such default continues for at least one Business Day), (C) defaults in making any delivery due under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction or (D) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction that is confirmed or evidenced by a document or other confirming evidence executed and delivered by the Borrower, the Collateral Fund or any Strategy Fund;
(p)    the occurrence of any of the following with respect to the Borrower, the Collateral Fund or any Strategy Fund: (i) a default, event of default, termination event, early prepayment event or other similar condition or event (however described) in respect of such party under one or more agreements or instruments relating to Specified Indebtedness (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount which has resulted in such Specified Indebtedness becoming due and payable under such agreements or instruments, before it would otherwise have been due and payable or (ii) a default by such party

(individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(q)    as of any Business Day, the Calculation Agent determines that the Adjusted Market Value of the Collateral Fund Interest is less than the Minimum Collateral Value (a “Collateral Level Breach”) and the Borrower does not, within two (2) Business Days of delivery of written notice of such Collateral Level Breach by the Calculation Agent, cure such Collateral Level Breach by transferring (or arranging for such transfer, to the satisfaction of the Issuing Lender in its sole and absolute discretion) additional Cash or limited liability company interests in the Collateral Fund to the Collateral Account so as to cause the Adjusted Market Value of the Collateral Fund Interest to be greater than or equal to the Minimum Collateral Value, as determined by the Calculation Agent;
(r)    the Total Shareholder’s Equity of the Borrower is less than $400.0 million at any time;
(s)    a Material Adverse Fund Event shall occur;
(t)    the Custodian fails to observe any material term, covenant or agreement contained in the Custody Agreement or the Collateral Account Control Agreement;
(u)    the making of any material qualification, material negative observation, material reservation, material warning and/or material negative provision in any audit or review opinion by any auditor of the Borrower, the Collateral Fund or any Strategy Fund;
(v)    the Issuing Lender’s lien on any material portion of the Collateral shall cease to be, subject to any Lien expressly permitted under this Agreement or the other Transaction Documents, a valid first priority perfected security interest for any reason, or any Relevant Entity shall so assert; or
(w)    the Borrower shall fail to satisfy any of its obligations set forth in Sections 2.09, 2.10 or 2.11 within the timing specified therein for such obligation;
then, upon the occurrence and during the continuance of any Event of Default, (A) (i) in the case of a Cash Collateralization EOD, the Availability Period shall be automatically suspended or (ii) in the case of all other Events of Default, the Issuing Lender may accelerate the Availability Period End Date and (B) in each case, the Issuing Lender may take any or all of the following actions: (i) the Issuing Lender may instruct the Custodian to redeem or dispose of all or any of the Collateral in accordance with the Transaction Documents or exercise any other rights and remedies it may have under the Transaction Documents or otherwise as a secured party under applicable law, including all remedies provided under the NY-UCC (provided that every aspect of the disposition of Collateral under this Section 7.01, including the method, manner, time, place and other terms shall be commercially reasonable as required by the NY- UCC), and an amount of Cash equal to the LOC Exposure plus the amount of any accrued and any anticipated interest, fees (excluding, only in the case of a Cash Collateralization EOD, the Anticipated Fees on the Unused LOC Commitment and including, in the case of an Event of

Default that is not a Cash Collateralization EOD, any early termination fee, which shall be immediately due and payable) or other amounts owed or expected to be owed by the Borrower under the Transaction Documents shall be held in the Collateral Account or such other account designated by the Issuing Lender (which, for the avoidance of doubt, may be an account of the Issuing Lender) until the Facility Termination Date; (ii) the Issuing Lender shall be entitled to immediately apply such deposited Cash to repay all such drawn amounts under a Letter of Credit and any interest, fees or other amounts owed to the Issuing Lender under any Transaction Document; and/or (iii) the Issuing Lender may enforce in the name of the Borrower any rights of the Borrower in respect of the Collateral to the extent permitted under the collateral assignment of such rights set forth in Section 8.09. Notwithstanding the foregoing, the occurrence and continuation of an Event of Default shall not impair or otherwise affect any Account Beneficiary’s right to draw on any Letter of Credit in accordance with its terms. Promptly following the Facility Termination Date, any Cash held by the Issuing Lender that is not needed to repay amounts drawn by the Account Beneficiaries (together with any accrued interest or fees) or to satisfy any other obligations of the Borrower under the Transaction Documents shall be returned or released to the Borrower.
Notwithstanding anything to the contrary herein, if the Issuing Lender does not commence the exercise of one or more of its enforcement rights or to take any remedial actions as a result thereof within sixty (60) days following the Borrower’s notice in writing to the Issuing Lender of the occurrence of an Event of Default (which notice shall make explicit reference to this provision), the Issuing Lender shall be deemed to have waived its right to exercise such rights on the basis of such Event of Default; provided that each Event of Default shall be treated separately for purposes of this clause and any such waiver shall not be deemed to be a waiver of rights with respect to the occurrence of an Event of Default as of any subsequent date.
Section 7.02 Reinstatement of Availability Period. If, within five (5) Business Days following the suspension of the Availability Period due to the occurrence of an Early Prepayment Event or a Cash Collateralization EOD, the Borrower (a) delivers written notice to the Issuing Lender requesting that the Availability Period be reinstated, (b) delivers to the Collateral Account or such other account designated by the Issuing Lender an amount of Cash equal to (i) the LOC Exposure plus (ii) the amount of any accrued and any anticipated interest, fees (which, for the avoidance of doubt, shall exclude the Anticipated Fees on the Unused LOC Commitment) or other amounts owed or expected to be owed by the Borrower under the Transaction Documents plus (iii) other amounts owed or expected to be owed by the Borrower under the Transaction Documents plus (iv) the unused amount of the LOC Commitment, or the portion thereof that the Borrower desires to utilize for the issuance of additional Letters of Credit (provided that, for the avoidance of doubt, additional Cash may subsequently be delivered to increase the amount of the unused portion of the Commitment that the Borrower may utilize pursuant to this Section 7.02), all as determined by the Calculation Agent and (c) delivers evidence reasonably satisfactory to the Issuing Lender of the deposit of Cash pursuant to Section 7.02(b) above, then the Availability Period shall be reinstated and shall no longer be suspended. Upon the reinstatement of the Availability Period as described in this Section 7.02, no further Letters of Credit may be issued unless the Issuing Lender first determines that each new Letter of Credit has, prior to issuance, been fully collateralized with Cash as described in this Section 7.02. The Issuing Lender shall be entitled to immediately apply such Cash to repay all drawn amounts under a Letter of Credit and any interest, fees or other amounts owing to the Issuing Lender under any Transaction Document from time to time. Promptly following the Facility Termination Date, any Cash held by the Issuing Lender that is not needed to repay amounts drawn by the Account Beneficiaries (together with any accrued interest or fees) or to satisfy any other obligations of the Borrower under the Transaction Documents shall be returned or released to the Borrower. For the avoidance of doubt, except for a limitation on the Issuing Lender’s ability to accelerate the Availability Period End Date following an Early Prepayment Event or a Cash Collateralization EOD, this Section 7.02 shall in no way limit the exercise by the Issuing Lender of any rights or remedies it may have under the Transaction Documents or otherwise as a secured party under applicable law. For the further avoidance of doubt, this Section 7.02 shall in no way limit the right of the Issuing Lender to accelerate the Availability Period End Date in respect of any Event of Default hereunder that is not a Cash Collateralization EOD. If the Borrower does not fully and timely satisfy the requirements in this Section 7.02 within five (5) Business Days following the suspension of the Availability Period, the Issuing Lender may accelerate the Availability Period End Date.
ARTICLE VIII
MISCELLANEOUS
Section 8.01 Notices. All notices and other communications provided for herein shall be in writing (including by electronic transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail with PDF attachment (with an original copy couriered as soon as practicable), as follows:
Borrower:    Hamilton Re, Ltd.
Wellesley House Nort , 1st Floor
90 Pitts Bay Road
Pembroke, HM08 Bermuda
Attention: General Counsel
Telephone: (441) 405-5200
Fax: (441) 405-5219
Email: legalnotices@hamiltonre.com
With a copy to:
Matthew B. Siano, Esq., General Counsel
c/o Two Sigma Investmets, LLC
100 Avenue of the Americas, 16th Floor
New York, NY 10013
Telephone: (212) 625-5712
Email: Matt.Siano@twosigma.com
With a further copy to:
Mark Bailey

c/o Two Sigma Investments, LLC
100 Avenue of the Americas, 16th Floor
New York, NY 10013
Telephone: (212) 775-6684
Email: Mark.Bailey@twosigma.com
Issuing Lender:    UBS AG, Stamford Branch
600 Washington Boulevard
Stamford, CT 06901
Attention: Banking Product Services
Email: agency-ubsamericas@ubs.com
With a copy to:
UBS AG, Stamford Branch
600 Washington Boulevard
Stamford, CT 06901
Attention: Fixed Income Legal
Fax: (203) 719-0680
With further copies to:
OL-Insurance_Solutions_Reporting@ubs.com;
OL-2Sigma-VFN@ubs.com
Any party hereto may change its address (street or email) for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 8.02 Calculation Agent. UBS AG, Stamford Branch shall serve as the Calculation Agent unless and until it designates an Affiliate to act in such capacity. All determinations, calculations or valuations made by the Calculation Agent, shall be made in good faith and in a commercially reasonable manner and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Borrower and Issuing Lender.
Section 8.03 Waivers; Amendments. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each of the Borrower, the Issuing Lender and the Calculation Agent.
Section 8.04 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and issuance of each Letter of Credit. Such representations and warranties have been or may be relied upon by the Issuing Lender regardless of any investigation made at any time by or on behalf of the Issuing Lender.

Section 8.05 Indemnity. Irrespective of whether the LOC Commitment or any Letter of Credit is terminated, the Borrower agrees to indemnify the Issuing Lender and its Affiliates, and their respective directors, officers, employees, agents and advisers (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party arising out of, or as a result of any actual claim, litigation, investigation or proceeding relating to (a) the execution or delivery of this Agreement or the performance by the parties hereto of their respective obligations hereunder or (b) each Letter of Credit or any LOC Disbursement regardless of whether any Indemnitee is a party thereto but excluding in each case any actual or threatened claim, litigation, investigation or proceeding solely among Indemnitees and/or Lender Counterparties; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence, bad faith or willful misconduct of any Indemnitee. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. To the extent it is reasonably practicable, not disadvantageous to any Indemnitee and not precluded by a conflict of interest, a single counsel selected by the Borrower, and approved by the Indemnitee, will be used. Settlement of any claim or litigation involving any material indemnified amount will require the approvals of the Borrower (not to be unreasonably withheld) and the relevant Indemnitee (not to be unreasonably withheld or delayed).
Section 8.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement together with the other Transaction Documents constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 4.03, this Agreement shall become effective when it shall have been executed by the parties hereto and when the parties have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that, Borrower may not assign this Agreement without Issuing Lender’s prior written consent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail with PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.07    Governing Law; Jurisdiction.
(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE, IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
Section 8.08 Right of Setoff. At any time when an Event of Default is in existence, if any amount shall have become due and payable by the Borrower hereunder, whether due to maturity, acceleration or otherwise, the Issuing Lender is hereby authorized, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held under this Agreement and other indebtedness at any time owing by the Issuing Lender to or for the credit or the account of the Borrower under this Agreement (other than any amount payable under any Letter of Credit or any Letter of Credit) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Issuing Lender, irrespective of whether or not the Issuing Lender shall have made any demand under this Agreement. Without limiting or otherwise affecting the provisions of any Letter of Credit, the Issuing Lender shall have no right under any circumstances to set off or apply any amount payable under any Letter of Credit against any obligation of or amount payable by the Borrower, whether or not under this Agreement. The rights of the Issuing Lender under this Section 8.08 are in addition to any other rights and remedies which the Issuing Lender may have.
Section 8.09 Collateral Assignment of Rights. The Borrower hereby irrevocably collaterally assigns to the Issuing Lender upon (a) the occurrence and during the continuance of an Event of Default, the exclusive right to enforce in the name of the Borrower any right of the Borrower in respect of the Collateral Fund Interest and (b) the failure of the Borrower to use its reasonable best efforts to enforce its rights to compel performance of required contractual obligations or to pursue remedies available to it in respect of the Collateral Fund Interest, in each case, within one (1) Business Day following receipt of written notice from the Issuing Lender requesting such enforcement by the Borrower and identifying the specific breach by the Collateral Fund, the exclusive right to enforce in the name of the Borrower and the right to compel performance of required contractual obligations or remedies available to the Borrower in respect of the Collateral Fund Interest with respect to the identified breach, in connection with which the Issuing Lender may pursue in the name of the Borrower (or direct the Borrower to pursue) any such remedy.
Section 8.10 Expenses. Each party shall pay its own expenses incurred in connection with the preparation and administration of this Agreement.
Section 8.11 Further Assurances. The Borrower agree at their own cost and expense, to do such further acts and things, and to execute and deliver such additional instruments (including, without limitation, notices and agreements), as the Issuing Lender may at any time reasonably request or as may be reasonably necessary at any time in order better to preserve, insure and confirm the rights, powers and remedies of the Issuing Lender hereunder.
Section 8.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 8.13 Confidentiality. Each party to this Agreement agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to such party’s Affiliates, and its or their directors, officers, employees and agents, including accountants, legal counsel and its or their other advisors (each, a “Representative”); provided that the party disclosing Information to its Representative pursuant to this Agreement shall (i) inform such Representative of the confidential nature of such Information and (ii) assume full responsibility for any breach of confidentiality caused by such Representatives, (b) to any other party to this Agreement or the Transaction Documents, (c) in connection with the exercise of any remedies hereunder or thereunder or any suit, action or proceeding relating to this Agreement or the Transaction Documents or the enforcement of rights hereunder or thereunder, (d) by the Issuing Lender to any permitted assignee or to any counterparty to a hedge transaction reasonably related to the transactions contemplated hereby (a “Lender Counterparty”), or to any prospective Lender Counterparty, subject to an agreement containing confidentiality provisions that are either no less restrictive than those found in this Section 8.13 or that are satisfactory to the Borrower as determined in consultation with the investment manager of the Collateral Fund, in each case expressly inuring to the benefit of the Borrower and a copy of which shall be promptly provided thereto; provided that in no event will the Issuing Lender provide such party with portfolio level Information regarding the Strategy Fund(s) without the Borrower’s prior written consent as determined in consultation with the investment manager of the Collateral Fund, (e) with the consent of the other parties to this Agreement, (f) to the extent the Information relates to the Tax treatment and any facts that may be relevant to the Tax structure of the Transactions. For the purposes of this Section 8.13, “Information” means the Transaction Documents and all information received in connection with this Agreement or the Transactions relating to this Agreement or the Transaction Documents or any other information provided pursuant in connection with this Agreement or the Transaction Documents that is designated as confidential or that the receiving party should reasonably understand to be confidential, including, all data, research, strategies, performance, asset information, documents, financial statements, forecasts and forecast assumptions of the Borrower, the Collateral Fund or a Strategy Fund. Information shall not include information that: (a) is or becomes publicly available; (b) becomes known by such recipient from a third party and is not subject to any obligation of confidentiality; or (c) is independently developed by such recipient without use of or reference to the Information.
If a party hereto (or its Representative) is required to disclose any Information pursuant to a subpoena, court order, statute, law, rule, regulation or other similar requirement (a “Legal Requirement”), to the extent permitted, such party shall provide prompt written notice of such Legal Requirement to the other party so that such other party may seek a protective order or other appropriate remedy.
Section 8.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
Section 8.16 USA Patriot Act. The Issuing Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that (i) identifies the Borrower, (ii) includes the name and address of the Borrower and (iii) will allow the Issuing Lender to identify the Borrower in accordance with the USA Patriot Act.
Section 8.17 Usury Savings Clause. It is the intention of the parties that all charges under or in connection with this Agreement and the LOC Reimbursement Obligations, however denominated, and including (without limitation) all interest, commitment fees, late charges and loan charges, shall be limited to the maximum lawful interest rate, if any, that at any time and from time to time may be contracted for, charged, or received under the laws applicable to the Issuing Lender, which are presently in effect or, to the extent allowed by law, under such applicable laws which hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow (the “Maximum Lawful Amount”). Such charges hereunder shall be characterized and all provisions of this Agreement shall be construed as to uphold the validity of charges provided for therein to the fullest possible extent. Additionally, all charges hereunder shall be spread over the full permitted term of the LOC Reimbursement Obligations for the purpose of determining the effective rate thereof to the fullest possible extent, without regard to prepayment of or the right to prepay the LOC Reimbursement Obligations. If for any reason whatsoever, however, any charges paid or contracted to be paid in respect of the LOC Reimbursement Obligations shall exceed the Maximum Lawful Amount, then, without any specific action by the Issuing Lender or the Borrower, the obligation to pay such interest and/or other charges shall be reduced to the Maximum Lawful Amount in effect from time to time and any amounts collected by the Issuing Lender or the Borrower that exceed the Maximum Lawful Amount shall be applied to the reduction of the principal balance of the LOC Reimbursement

Obligations and/or refunded to the Borrower so that at no time shall the interest or loan charges paid or payable in respect of the LOC Reimbursement Obligations exceed the Maximum Lawful Amount. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between the Borrower and the Issuing Lender with respect to the LOC Reimbursement Obligations.
Section 8.18 Limitation of Liability. Any amounts owed or liabilities incurred by the Borrower under this Agreement may be satisfied solely from the Borrower's assets. Without limiting the generality of the foregoing, in no event shall the Issuing Lender have recourse, whether by setoff or otherwise, with respect to any amount owed or liabilities incurred by the Borrower under this Agreement, to or against any assets of any person or entity other than the Borrower.
Remainder of page intentionally left blank. Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HAMILTON RE, LTD.,
as Borrower

By:	/s/ Vanessa Hardy Pickering
	Name:	Vanessa Hardy Pickering
	Title:	Chief Financial Officer

[Signature Page to Hamilton Re Third Amended and Restated Reimbursement Agreement]

UBS AG, STAMFORD BRANCH, as Issuing Lender

By:	/s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director
[Signature Page to Hamilton Re Third Amended and Restated Reimbursement Agreement]

EXHIBIT A
Courier Service
[Beneficiary name and address]
[attention party]
[Issue date]
Issue of a Standby Letter of Credit
Our credit no :
Issued on : --
Standby LC Number :
Amount : USD ____________
Date and Place of Expiry : One year from issuance, our New York office
Applicant : ______________
Beneficiary:
[Name and address]
We hereby establish this Clean, Irrevocable and Unconditional Standby Letter of Credit No.___________ ("Letter of Credit") in your favor as Beneficiary for the account of [Applicant's name and address] for drawing(s) up to the aggregate amount of USD ___________ (United States Dollars [amount in words] and 00/100), effective [as of ] [immediately] and remaining in full force and effect until expiring at our office at 1285 Ave. of the Americas, 8th Floor, New York, NY 10019 with our close of business on___________.
We hereby undertake to promptly honor your sight draft(s) drawn on us in your favor, for all or any part of this Letter of Credit, if presented at our office indicated in paragraph one, on or before the expiry date or any automatically extended expiry date.
The term "Beneficiary" includes any successor by operation of law of the named Beneficiary, including without limitation, any liquidator, rehabilitator, receiver, or conservator. Drawings by any liquidator, rehabilitator, receiver or conservator shall be for the benefit of all the Beneficiary's policyholders.
Except as stated herein, this undertaking is not subject to any condition or qualification. The obligation of UBS AG, Stamford Branch, under this Letter of Credit is the individual obligation of UBS AG, Stamford Branch, and is in no way contingent upon reimbursement with respect thereto.
It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one (1) year from the expiration date hereof, or any future expiration date, unless
Exhibit A - 1

at least thirty (30) days (or in the case of a Beneficiary domiciled in the state of Texas, Illinois or New York, sixty (60) days) prior to any expiration date we shall notify you in writing by Registered or Overnight Mail to your address set forth above that we elect not to consider this Letter of Credit extended for any such additional period.1
All drafts must be marked: "Drawn under UBS AG, Stamford Branch Letter of Credit No. ___________ dated________________."
Drafts must be presented to us not later than___________, or any extended expiration date as herein above provided.
This Letter of Credit is subject to and governed by the Laws of the State of New York and the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, Publication No. 600 (the "UCP") and, in the event of any conflict, the Laws of the State of New York will control. Notwithstanding Article 36 of the UCP, if this Letter of Credit expires during an interruption of our business as described in said Article 36, the Bank hereby specifically agrees to effect payment if this Letter of Credit is drawn against within thirty (30) days after the resumption of our business.
All correspondence including drawings are to be sent to our New York office at 1285 Ave. of the Americas, 8th Floor, New York, NY 10019 the attention of Letter of Credit Services.

Yours faithfully,

UBS AG Stamford Branch
1 The parties may agree in writing to alter the required notice period for an election not to extend Letters of Credit in a manner appropriate to reflect laws or regulations applicable to particular Account Beneficiaries or categories of Account Beneficiaries.
Exhibit A - 2

EXHIBIT B
FORM OF REQUEST FOR ISSUANCE
ISSUING LENDER:
UBS AG, STAMFORD BRANCH
1285 Ave. of the Americas, 8th Floor
New York, NY 10019
Attention: Letter of Credit Services
REQUEST FOR ISSUANCE
THE UNDERSIGNED, RESPONSIBLE OFFICERS OF •, (THE “BORROWER”), HEREBY REQUEST THAT UBS AG, STAMFORD BRANCH (THE “ISSUING LENDER”), IN ACCORDANCE WITH SECTION 2.01(a)(II)(A) OF THE THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT, DATED AS OF AUGUST 30, 2017, AS AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (THE “REIMBURSEMENT AGREEMENT”), AMONG THE BORROWER AND UBS AG, STAMFORD BRANCH, ISSUE AN LETTER OF CREDIT IN THE FORM ATTACHED TO THE REIMBURSEMENT AGREEMENT AS EXHIBIT A FOR THE BENEFIT OF THE ACCOUNT BENEFICIARY SET FORTH BELOW, SUBJECT TO THE FOLLOWING:
1.    THE PROPOSED ISSUANCE DATE OF THE REQUESTED LETTER OF CREDIT SHALL BE ___________.
2.    THE FACE AMOUNT OF THE REQUESTED LETTER OF CREDIT SHALL BE____
___________.
3.    THE NAME AND ADDRESS OF THE ACCOUNT BENEFICIARY TO WHOM THE REQUESTED LETTER OF CREDIT IS TO BE ISSUED IS ______________________ ______________________.
4.    THE BORROWER SHALL ALSO SUBMIT A COMPLETED ADDENDUM B-1 AND ADDENDUM B-2 TO THIS EXHIBIT B ATTACHED HERETO.
Exhibit B-1

VERY TRULY YOURS,

•

BY:
NAME:
TITLE:

•

BY:
NAME:
TITLE:
Exhibit B-2

ADDENDUM B-1
[See Attached]
Addendum B-2 to Exhibit B - 3

UBS     AG      APPLICATION FOR IRREVOCABLE STANDBY LETTER OF

☐	Stamford Branch		☐ New York Branch
677 Washington Blvd, Stamford, CT 06912
Date:
Letter of Credit No:
Please issue an irrevocable Letter of Credit substantially as set fourth below and forward same by:
☐full Swift/Telex, for delivery to the beneficiary by the advising bank		☐Airmail	☐Other

Advising Bank (You may Advise through your Correspondent)			Applicant (applicant name and address):
(if required)
in favor of (Beneficiary, complete name and address)			Currency description and amount:

Expiration Date:
in country of the beneficiary unless otherwise indicated

Purpose of Letter of Credit:
By signing below the Applicant affirms that the Letter of Credit is consistent with the Applicant’s business.
Available when accompanied by the following document(s), as checked:
	☐	Signed draft drawn on you or your correspondent	☐	All charges other than the issuing bank’s are for beneficiary’s account

Choose one of the following four:
☐	Beneficiary’s signed statement, reading as follows: (quote)

(unquote).

(Describe the wording that must appear in the beneficiary’s signed statement in the event of a drawing or select one of the below statements.)
☐	The amount drawn represents funds due and owing pursuant to the agreement between insert name
and
insert name
☐		has failed to comply with the terms and conditions of the contract/agreement insert name
(described as)

☐	Please refer to the attached suggested formats for the letter of credit.
	☐	Copy (ies) of beneficiary’s commercial invoice (s) marked “unpaid”
☐ Other documents
☐ Other instructions/information:

The credit will be subject to the Uniform Customs and Practice for Documentary Credit, 2007 Revision, ICC Publication No. 600 (the “UCP”) or ISP98 (the 'ISP98), according to the final letter of credit draft to be signed by the applicant.
The undersigned agrees that you may exclude UCP Article 14(d) from the terms of the letter of credit and agrees to indemnify and hold harmless you and each of your correspondents from and against all claims, actions, suits and other proceedings, and all losses, damages and costs (including fees and expenses of counsel) that you or any of your correspondents may suffer or incur by reason of your or such correspondent's accepting documents that substantially comply with the requirements contained in the letter of credit.
When transport documents referred to in UCP Article 14(c) are required, the requirement of the UCP Article 14(c) that such documents be presented no later than 21 days after the date of shipment is not applicable unless otherwise specified by the applicant.
If the letter of credit stipulates drawings in installments within given periods or according to an availability schedule, UCP Article 32 is not applicable unless otherwise specified by the applicant.
IN CONSIDERATION OF YOUR ISSUING A LETTER OF CREDIT AS REQUESTED ABOVE, THE UNDERSIGNED AGREES TO PAY TO YOU THE AMOUNT OF EACH DRAWING UNDER THE LETTER OF CREDIT AND AGREES THAT THE LETTER OF CREDIT IS ISSUED UNDER; AND, IN CONNECTION THEREWITH AGREES TO BE SUBJECT TO ALL THE PROVISIONS OF THE ____________ AGREEMENT DATED ____________, SIGNED BY THE APPLICANT.

(Name of Applicant, Please Print)	(Authorized Signature)	(Authorized Signature)

ADDENDUM B-2
LC DRAFT FOR INFORMATION PURPOSES ONLY
Courier Service
[Beneficiary name and address]
[attention party]
[Issue date]
Issue of a Standby Letter of Credit Our credit no :
Issued on : --
Standby LC Number :
Amount : USD ___________
Date and Place of Expiry : One year from issuance, our New York office
Applicant : ___________
Beneficiary:
[Name and address]
We hereby establish this Clean, Irrevocable and Unconditional Standby Letter of Credit No.___________ ("Letter of Credit") in your favor as Beneficiary for the account of [Applicant's name and address] for drawing(s) up to the aggregate amount of USD ___________ (United States Dollars [amount in words] and 00/100), effective [as of ___ ] [immediately] and remaining in full force and effect until expiring at our office at 1285 Ave. of the Americas, 8th Floor, New York, NY 10019 with our close of business on ___________.
We hereby undertake to promptly honor your sight draft(s) drawn on us in your favor, for all or any part of this Letter of Credit, if presented at our office indicated in paragraph one, on or before the expiry date or any automatically extended expiry date.
The term "Beneficiary" includes any successor by operation of law of the named Beneficiary, including without limitation, any liquidator, rehabilitator, receiver, or conservator. Drawings by any liquidator, rehabilitator, receiver or conservator shall be for the benefit of all the Beneficiary's policyholders.
Except as stated herein, this undertaking is not subject to any condition or qualification. The obligation of UBS AG, Stamford Branch, under this Letter of Credit is the individual obligation of UBS AG, Stamford Branch, and is in no way contingent upon reimbursement with respect thereto.
Addendum B-2 to Exhibit B - 1

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one (1) year from the expiration date hereof, or any future expiration date, unless at least thirty (30) days (or in the case of a Beneficiary domiciled in the state of Texas, Illinois or New York, sixty (60) days) prior to any expiration date we shall notify you in writing by Registered or Overnight Mail to your address set forth above that we elect not to consider this Letter of Credit extended for any such additional period.2
All drafts must be marked: "Drawn under UBS AG, Stamford Branch Letter of Credit No. ___________ dated ___________."
Drafts must be presented to us not later than___________, or any extended expiration date as herein above provided.
This Letter of Credit is subject to and governed by the Laws of the State of New York and the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, Publication No. 600 (the "UCP") and, in the event of any conflict, the Laws of the State of New York will control. Notwithstanding Article 36 of the UCP, if this Letter of Credit expires during an interruption of our business as described in said Article 36, the Bank hereby specifically agrees to effect payment if this Letter of Credit is drawn against within thirty (30) days after the resumption of our business.
All correspondence including drawings are to be sent to our New York office at 1285 Ave. of the Americas, 8th Floor, New York, NY 10019 the attention of Letter of Credit Services.

Yours faithfully,

UBS AG Stamford Branch
FOR CLIENT'S USE ONLY
CLIENT’S SIGNATURE ACKNOWLEDGING TEXT OF LC DRAFT
The undersigned requests that UBS AG (“UBS”) issue its letter of credit substantially in the form set forth above and the undersigned agrees to be bound in respect of such letter of credit pursuant to the Application for Irrevocable Letter of Credit dated ___________ submitted by the undersigned (and, if applicable, one or more other parties) to UBS.
Dated: ___________

2 The parties may agree in writing to alter the required notice period for an election not to extend Letters of Credit in a manner appropriate to reflect laws or regulations applicable to particular Account Beneficiaries or categories of Account Beneficiaries.
Exhibit A- 2

(Sign and Print Name and, if applicable, Print Title)
Exhibit A- 2

EXHIBIT C
FORM OF REQUEST FOR MODIFICATION
ISSUING LENDER:
UBS AG, STAMFORD BRANCH
1285 Ave. of the Americas, 8th Floor New York, NY 10019
Attention: Letter of Credit Services
REQUEST FOR MODIFICATION
THE UNDERSIGNED, RESPONSIBLE OFFICERS OF •, (THE “BORROWER”), HEREBY REQUEST THAT UBS AG, STAMFORD BRANCH (THE “ISSUING LENDER”), IN ACCORDANCE WITH SECTION 2.01(a)(IV)(A) OF THE THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT, DATED AS OF AUGUST 30, 2017, AS AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (THE “REIMBURSEMENT AGREEMENT”), AMONG THE BORROWER AND UBS AG, STAMFORD BRANCH, MODIFY THE FACE AMOUNT OF THE LETTER OF CREDIT NO [___________] (THE “LETTER OF CREDIT”) AS FOLLOWS:
1.    THE MODIFIED FACE AMOUNT OF THE LETTER OF CREDIT SHALL BE
$______________________AND SHALL BECOME EFFECTIVE ON________
___________.3
3 Such date shall be an Issuance Date.
Exhibit C-1

VERY TRULY YOURS,

•

BY:
NAME:
TITLE:

•

BY:
NAME:
TITLE:
Exhibit C-2

EXHIBIT D-1
FORM OF CLOSING CERTIFICATE
January_________, 2014
This certificate is provided to UBS AG, Stamford Branch (“UBS”) pursuant to the Reimbursement Agreement dated as of December 31, 2013, between Hamilton Re, Ltd., (the “Borrower”) and UBS (the "Reimbursement Agreement"). Capitalized terms used, but not defined herein, shall have the meanings given to them in the Reimbursement Agreement.
The undersigned, [●], being the [●] of the Borrower, hereby certifies as of the date hereof as set forth below:
1.    The representations, warranties and covenants of the Borrower are true, correct and complete;
2.    No event that constitutes an Early Prepayment Event, Default or an Event of Default shall have occurred and be continuing; and
3.    The other Closing Conditions set forth in Section4.01 of the Reimbursement Agreement have been satisfied as of the date hereof.
IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

Exhibit D-1 - 1

EXHIBIT D-2
FORM OF ADDITIONAL ISSUANCE AND MODIFICATION CERTIFICATE
This certificate is provided to UBS AG, Stamford Branch (“UBS”) pursuant to the Third Amended and Restated Reimbursement Agreement dated as of August 30, 2017, between Hamilton Re, Ltd., (the “Borrower”) and UBS (as amended, the "Reimbursement Agreement"). Capitalized terms used, but not defined herein, shall have the meanings given to them in the Reimbursement Agreement.
The undersigned, [ ● ], being the [ ● ] of the Borrower, hereby certifies as of [ ● ] (the “Request Date”) as set forth below:
1.The representations, warranties and covenants of the Borrower made pursuant to Article III of the Reimbursement Agreement are, in each case, true and correct in all material respects both before and after giving effect to any issuance or modification unless any such representations or warranties are specifically made as of any earlier date, in which case they shall only be made as of such earlier date; provided, that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof;
2.No event that constitutes an Early Prepayment Event, a Default or an Event of Default shall have occurred and be continuing or shall result from such issuance or modification (other than Early Prepayment Events, Defaults or Events of Default that have been waived in writing by UBS);
3.The other condition to issuance and modification set forth in Section 4.02 of the Reimbursement Agreement have been satisfied as of the Request Date;
4.At the request of UBS attached hereto is a (i) statement from the Custodian, dated as of [insert Business Day that falls one day prior to the date of request] which statement is true and correct, setting forth the Net Asset Value of the Collateral Fund Interest held in the Collateral Account as of the most recent valuation date and (ii) a statement from the Borrower, dated as of [insert Business Day that falls one day prior to the date of request] which statement is true and correct, setting forth the estimated Net Asset Value of the Collateral Fund Interest held in the Collateral Account as of the [specify date falling on the Business Day falling immediately prior to the date of request].
IN WITNESS WHEREOF, the undersigned has executed this certificate as of the Request Date above.

Exhibit D-2 - 1

ANNEX A
INVESTMENT GUIDELINES
[***]
CERTAIN CONFIDENTIAL PORTIONS OF THIS ANNEX HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS ANNEX BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.
Annex A - 1

Exhibit 10.17
EIGHTH AMENDMENT AGREEMENT
This EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of October 27, 2022 (this “Amendment”) by and between HAMILTON RE, LTD., a Bermuda insurance and reinsurance company (the “Borrower”) and UBS AG, STAMFORD BRANCH (the “Issuing Lender”) amends the THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of August 30, 2017 as amended on October 27, 2017, October 30, 2018, May 7, 2019, October 16, 2019, October 30, 2019, October 29, 2020 and October 28, 2021 (the “Reimbursement Agreement”), as in effect on the date hereof.
WITNESSETH:
WHEREAS, pursuant to the Reimbursement Agreement, the Issuing Lender agreed to issue Letters of Credit for the account of the Borrower and for the benefit of the Account Beneficiaries from time to time designated by the Borrower on the terms and conditions set forth therein;
WHEREAS, pursuant to the Reimbursement Agreement, the Borrower agreed to reimburse the Issuing Lender for any advances in respect of such Letters of Credit; and
WHEREAS, the Borrower and Issuing Lender wish to amend certain provisions of the Reimbursement Agreement;
NOW, THEREFORE, in consideration off the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:
§ 1    Definitions. Capitalized terms which are used herein without definition and which are defined in the Reimbursement Agreement shall have the same meanings herein as in the Reimbursement Agreement.
§ 2    Amendments.
(a)    The definition of “Availability Period End Date” in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:
“Availability Period End Date” means October 27, 2023 or if such date is not a Business Day, the next succeeding Business Day.
(b)    Paragraph (iii) of the definition of “Early Prepayment Event” in Section 1.01 (Defined Terms) is hereby deleted in its entirety and replaced with the following:
(iii) the Collateral Fund’s (A) sum of (x) STV Strategy Allocation plus (y) ESTV Strategy Allocation is less than 52% or greater than 62% and/or (B) FTV Strategy Allocation is less than 38% or greater than 48% as of any date of measurement by the Administrator and is not cured by the scheduled date of delivery of the Administrator’s report under Section 5.01(a)(v);

(c)    Paragraph (v) of the definition of “Early Prepayment Event” in Section 1.01 (Defined Terms) is hereby deleted in its entirety and replaced with the following:
(v)    as of any Business Day, (x) the Spectrum Fund Family Feeder Funds in the aggregate fail to maintain a Net Asset Value in an amount equal to or greater than $2.0 billion; or (y) FTV fails to maintain a Net Asset Value in an amount equal to or greater than $3.0 billion.
(d)    A new Section 2.01(g)(vi) shall be added as follows:
“(vi)    Early Opt-in Election. The Calculation Agent and the Borrower hereby make an Early Opt-in Election, in connection with which:
(1)    any obligation of the Calculation Agent to notify the Borrower and the Issuing Lender of such Early Opt-in Election, its related Benchmark Replacement Date and the implementation of the Benchmark Replacement shall be deemed satisfied;
(2)    the Issuing Lender confirms that it does not object to such Early Opt-in Election;
(3)    notwithstanding anything to the contrary in this Section 2.01(g), the Benchmark Replacement Date will be the Effective Date (as defined in the Eighth Amendment to Third Amended and Restated Reimbursement Agreement dated October 27, 2022);
(4)    the Benchmark Replacement will be as per clause (1) of the definition thereof; and
(5)    the Calculation Agent will separately notify the Borrower and the Issuing Lender of any Benchmark Conforming Changes (which shall be determined by the Calculation Agent in good faith and a commercially reasonable manner) on or promptly following the date of any LOC Disbursement.
§ 3    Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon satisfaction of the following requirements:
(a)    Executed Documents - The Borrower shall have delivered to the Issuing Lender a copy of this Amendment duly signed on behalf of each party hereto.
(b)    Officer’s Certificate - The Issuing Lender shall have received a certificate dated as of the date of this Amendment and signed by a Responsible Officer of the Borrower, (i) (a) attaching true, correct and complete copies of thee resolutions of the board of directors of the Borrower approving the terms of and the transactions contemplated by this Amendment and the resolutions of the board of directors of Hamilton Insurance Group, Ltd. Approving the terms of this Amendment (collectively, the “Authorizing Resolutions”), (b) confirming that such
5

Authorizing Resolutions have not been amended, modified, superseded, revoked or rescinded in any respect and are in full force and effect as of the date hereof and (c) confirming that the execution, delivery and performance of this Amendment are fully authorized and approved pursuant to the terms of the Authorizing Resolutions; (ii) attaching certified copies of such documents and certificates relating to the good standing of the Borrower as the Issuing Lender may reasonably request; (iii) attaching an incumbency certificate with the true titles, names and genuine signatures of each of the persons authorized by the Authorizing Resolutions to execute this Amendment on behalf of the Borrower; and (iv) confirming that (a) at the time of and immediately after giving effect to this Amendment the representations and warranties of the Issuer made pursuant to Article III (Representations and Warranties) of the Reimbursement Agreement are, in each case, true and correct in all material respects unless any such representations or warranties are specifically made as of any earlier date, in which case they shall only be made as of such earlier date; provided, that, in each case such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof, (b) there have been no material changes to the documents attached to the officer’s certificate of the secretary of the Borrower dated January 2, 2014 (other than the Second Amendment and Restatement to the Bye-Laws of the Borrower dated November 4, 2014), and (c) at the time of and immediately after giving effect to this Amendment, no event that constitutes an Early Prepayment Event, a Default or an Event of Default has occurred and is continuing or will result from the execution of this Amendment.
§ 4    Agreement Otherwise Unchanged. Except as herein provided, the Transaction Documents shall remain unchanged and in full force and effect, and each reference to the Reimbursement Agreement (and words of similar import) in the Transaction Documents, shall be a reference to the Reimbursement Agreement as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.
§ 5    Effective Date. This Amendment shall become effective as of October 27, 2022 (the “Effective Date”), subject to satisfaction of the conditions set forth in §3 (Conditions to Effectiveness of this Amendment) of this Amendment.
§ 6    Representations and Warranties. At the time of and immediately after giving effect to this Amendment, all of the representations and warranties of the Borrower made pursuant to Article III (Representations and Warranties) of the Reimbursement Agreement are, in each case, true and correct in all material respects unless any such representations or warranties are specifically made as of any earlier date, in which case they shall only be made as of such earlier date; provided, that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.
6

§ 7    No Default, Event of Default or Early Prepayment Event. At the time of and immediately after giving effect to this Amendment, no event that constitutes an Early Prepayment Event, a Default or an Event of Default has occurred and is continuing or will result from the execution of this Amendment.
§ 8    Governing Law, Submission to Jurisdiction, Consent to Service of Process and Waivers. The provisions contained in the Reimbursement Agreement, insofar as they relate to governing law, the submission to the courts specified therein, the consent to service of process and waivers shall apply to this Amendment mutatis mutandis as if they were incorporated herein.
§ 9    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic mail with PDF attachment shall be effective ass delivery of a manually executed counterpart of this Amendment.
[Signature Page Follows]
7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HAMILTON RE, LTD.,
as Borrower

By:	/s/Chad Cundliffe
Name: Chad Cundliffe
Title: Chief Financial Officer
[Signature Page of Eighth Amendment to Third Amended and Restated Reimbursement Agreement]

UBS AG, STAMFORD BRANCH,
as Issuing Lender

By:	/s/ Dionne Robinson
Name: Dionne Robinson
Title: Associate Director

By:	/s/ Danielle Calo
Name: Danielle Calo
Title: Associate Director

[Signature Page of Eighth Amendment to Third Amended and Restated Reimbursement Agreement]